EXHIBIT 10.1

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT is made and dated as of December 28, 2017 and is entered into by and between AVEO PHARMACEUTICALS, INC., a Delaware corporation, and each of its Qualified Subsidiaries (hereinafter collectively referred to as the “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (collectively, referred to as “Lender”) and HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent and collateral agent for itself and the Lender (in such capacity, the “Agent”).

RECITALS

A. Borrower and the Lenders party thereto entered into that certain Loan and Security Agreement dated as of May 28, 2010 (as amended by that certain Amendment No.1 to Loan and Security Agreement dated as of December 21, 2011, that certain Amendment No.2 to Loan and Security Agreement dated as of March 31, 2012, that certain Amendment No. 3 to Loan and Security Agreement dated as of September 24, 2014, and that certain Amendment No.4 to Loan and Security Agreement dated as of May 13, 2016, and as further amended, restated, supplemented, or otherwise modified from time to time prior to the effectiveness hereof, the “Original Loan and Security Agreement”);

B. The parties to the Original Loan and Security Agreement have agreed to amend and restate the Original Loan and Security Agreement as set forth in this Agreement, without constituting a novation;

C. Borrower has requested Lender to make available to Borrower a loan in an aggregate principal amount of Twenty Million Dollars ($20,000,000.00) (the “Term Loan Advance”); and

D. Lender is willing to make the Term Loan Advance on the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, Borrower, Agent and Lender hereby agree as follows:

SECTION 1. DEFINITIONS AND RULES OF CONSTRUCTION

1.1 Unless otherwise defined herein, the following capitalized terms shall have the following meanings:

“2014 End of Term Charge” has the meaning given to it in Section 2.5 hereof.

“2016 End of Term Charge” has the meaning given to it in Section 2.5 hereof.

“Account Control Agreement(s)” means any agreement entered into by and among the Agent, Borrower and a third-party Bank or other institution (including a Securities Intermediary) in which Borrower maintains a Deposit Account or an account holding Investment Property and which grants Agent a perfected first priority security interest in the subject account or accounts.

“ACH Authorization” means the ACH Debit Authorization Agreement in substantially the form of Exhibit H.

“Advance(s)” means a Term Loan Advance.

“Advance Date” means the funding date of any Advance.

“Advance Request” means a request for an Advance submitted by Borrower to Agent in substantially the form of Exhibit A.

“Affiliate” means (a) any Person that directly or indirectly controls, is controlled by, or is under common control with the Person in question, (b) any Person directly or indirectly owning, controlling or holding with power to vote twenty percent (20%) or more of the outstanding voting securities of another Person, (c) any Person twenty percent (20%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held by another Person with power to vote such securities, or (d) any Person related by blood or marriage to any Person described in subsection (a), (b) or (c) of this paragraph. As used in the definition of “Affiliate,” the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agent” has the meaning given to it in the preamble to this Agreement.

“Agreement” means this Amended and Restated Loan and Security Agreement, as amended, modified, supplemented or restated from time to time in accordance with the terms hereof.

“Anti-Corruption Laws” shall mean all laws, rules, and regulations of any jurisdiction applicable to Borrower or any of its Affiliates from time to time concerning or relating to bribery or corruption, including without limitation the United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010 and other similar legislation in any other jurisdictions.

“Anti-Terrorism Laws” means any laws, rules, regulations or orders relating to terrorism or money laundering, including without limitation Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by OFAC.

“Assignee” has the meaning given to it in Section 11.13.

“Blocked Person” means any Person: (a) listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (d) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, or (e) a Person that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list.

“Borrower Products” means all products, drugs, drug compounds, software, service offerings, technical data or technology currently being designed, manufactured or sold by Borrower or which Borrower intends to sell, license, or distribute in the future including any products or service offerings under development, collectively, together with all products, software, service offerings, technical data or technology that have been sold, licensed or distributed by Borrower since its incorporation.

“Business Day” means any day other than Saturday, Sunday and any other day on which banking institutions in the State of California are closed for business.

“Cash” means all cash and liquid funds.

“Cash Equivalents” shall mean (a) securities issued, or directly and fully guaranteed or insured, by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twenty four months from the date of acquisition, (b) U.S. dollar denominated time deposits, certificates of deposit and bankers’ acceptances of (i) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000, or (ii) any bank (or the parent company of such bank) whose short-term commercial paper rating from Standard & Poor’s Ratings Services (“S&P”) is at least A-2 or the equivalent thereof or from Moody’s Investors Service, Inc. (“Moody’s”) is at least P-2 or the equivalent thereof in each case with maturities of not more than twenty four months from the date of acquisition (any bank meeting the qualifications specified in clauses (b)(i) or (ii), an “Approved Bank”), (c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a), above, entered into with any Approved Bank, (d) commercial paper or corporate notes issued by any Approved Bank or by the parent company of any Approved Bank and commercial paper or corporate notes issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s, or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody’s, as the case may be, and in each case maturing within twenty four months after the date of acquisition, (e) debt issued by government-sponsored enterprises with maturities of not more than twenty four months from the date of acquisition, (f) municipal obligations having a long term rating of at least A2 or equivalent by Moody’s and A or equivalent by S&P or short term ratings of P-1 or equivalent by Moody’s and A-1 or equivalent by S&P, in each case with maturities or put dates of not more than twenty four months from the date of acquisition and (g) investments in money market funds substantially all of whose assets are comprised of securities of the type described in clauses (a) through (f) above.

“Change in Control” means any reorganization, recapitalization, consolidation or merger (or similar transaction or series of related transactions) of Borrower, or sale or exchange of outstanding shares (or similar transaction or series of related transactions) of Borrower, in each case in which the holders of Borrower’s outstanding voting securities, or affiliates of such holders, immediately before consummation of such transaction or series of related transactions do not, immediately after consummation of such transaction or series of related transactions, hold voting securities representing more than fifty percent (50%) of the voting power of the outstanding voting securities of the surviving or resulting entity in such transaction or series of related transactions (or of the parent of such surviving or resulting entity if such surviving or resulting entity is wholly owned by such parent), in each case without regard to whether Borrower or Subsidiary is the surviving or resulting entity.

“Claims” has the meaning given to it in Section 11.10.

“Closing Date” means the date of this Agreement.

“Collateral” means the property described in Section 3.

“Compliance Certificate” means a certificate in the form attached hereto as Exhibit F.

“Confidential Information” has the meaning given to it in Section 11.12.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit, corporate credit cards or merchant services issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the Ordinary Course of Business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

“Copyrights” means all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof, or of any other country.

“Copyright License” means any written agreement granting any right to use any Copyright or Copyright registration, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Deposit Accounts” means any “deposit accounts,” as such term is defined in the UCC, and includes any checking account, savings account, or certificate of deposit.

“Domestic Subsidiary” means any Subsidiary that is not a Foreign Subsidiary.

“End of Term Charge” has the meaning given to it in Section 2.5 hereof.

“ERISA” is the Employee Retirement Income Security Act of 1974, as amended from time to time and its regulations.

“Event of Default” has the meaning given to it in Section 9.

“Excluded Agreements” means (i) any stock purchase agreement, options, or warrants to acquire, or agreements governing the rights of, any capital stock or other equity security, or any common stock, preferred stock, or equity security issued to or purchased by Lender or its nominee or assignee; and (ii) any other warrant agreement by and among Lender or Agent and Borrower.

“Facility Charge” means one-half of one percent (0.50%) of the Maximum Term Loan Amount, which is One Hundred Thousand Dollars ($100,000.00).

“Financial Statements” has the meaning given to it in Section 7.1.

“Foreign Subsidiary” means any Subsidiary other than a Subsidiary organized under the laws of any state within the United States of America.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time.

“Indebtedness” means (a) all indebtedness for borrowed money or the deferred purchase price of property or services (excluding trade credit entered into in the Ordinary Course of Business), including reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations, and (d) all Contingent Obligations.

“Intellectual Property” means all of Borrower’s Copyrights; Trademarks; Patents; Licenses; trade secrets and inventions; mask works; Borrower’s applications therefor and reissues, extensions, or renewals thereof; and Borrower’s goodwill associated with any of the foregoing, together with Borrower’s rights to sue for past, present and future infringement of Intellectual Property and the goodwill associated therewith.

“Investment” means any beneficial ownership (including stock, partnership or limited liability company interests) of or in any Person, or any loan, advance or capital contribution to any Person or the acquisition of all, or substantially all, of the assets or stock of another Person.

“Joinder Agreements” means for each Qualified Subsidiary, a completed and executed Joinder Agreement in substantially the form attached hereto as Exhibit G.

“JV Restrictions” has the meaning given to it in Section 7.6.

“Lender” has the meaning given to it in the preamble to this Agreement.

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests.

“Liquidity” means, as of any date, Borrower’s Cash, and/or Cash Equivalents maintained in Deposit Accounts and/or accounts holding Investment Property that are subject to an Account Control Agreement.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security; security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, and any lease in the nature of a security interest.

“Loan” means the Advances made under this Agreement.

“Loan Documents” means this Agreement, the Notes, the ACH Authorization, the Account Control Agreements, the Joinder Agreements, all UCC Financing Statements, and any other documents executed in connection with the Secured Obligations or the transactions contemplated hereby, as the same may from time to time be amended, modified, supplemented or restated; provided, that the term “Loan Document” shall not include any Excluded Agreements.

“Material Adverse Effect” means a material adverse effect upon: (i) the business, operations, properties, assets or condition (financial or otherwise) of Borrower, provided, however, the failure of an FDA clinical trial, in and of itself, shall not constitute a Material Adverse Effect or (ii) the ability of Borrower to perform the Secured Obligations in accordance with the terms of the Loan Documents, or the ability of Agent or Lender to enforce any of their rights or remedies with respect to the Secured Obligations; or (iii) the Collateral or Agent’s Liens on the Collateral or the priority of such Liens.

“Maximum Term Loan Amount” means Twenty Million and No/100 Dollars ($20,000,000.00).

“Maximum Rate” shall have the meaning assigned to such term in Section 2.2.

“Milestone A Event” means the satisfaction of each of the following: (a) no default or Event of Default shall have occurred and is continuing; and (b) on or prior to September 30, 2018, Borrower has received positive data with respect to Borrower’s Phase 3 clinical trial of Tivozanib for the treatment of renal cell carcinoma for patients in the third-line setting which positive data supports the filing by Borrower of a new drug application with the Food and Drug Administration, subject to confirmation by Agent, in Agent’s reasonable discretion.

“Milestone B Event” means the satisfaction of each of the following: (a) no default or Event of Default shall have occurred and is continuing; and (b) on or prior to June 28, 2019, Borrower has received approval from the Food and Drug Administration for Borrower’s Tivozanib product for the treatment of renal cell carcinoma for patients in the third-line setting, subject to confirmation by Agent, in Agent’s reasonable discretion.

“MSC Subsidiary” means AVEO Securities Corporation, a Massachusetts corporation, which is a Subsidiary of Borrower that has applied or is in the process of applying to be classified as a “security corporation” under Massachusetts General Laws Ch. 63, Section 38B(a), as amended, supplemented and/or modified.

“Note(s)” means a Term Note.

“OFAC” is the U.S. Department of Treasury Office of Foreign Assets Control.

“OFAC Lists” are, collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) and/or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders.

“Ordinary Course of Business” means the normal and customary operations of Borrower and/or its Subsidiaries, as applicable, and their business, including activities relating to the identification, acquisition through license or otherwise, development or commercialization of a biologic or drug.

“Original Loan and Security Agreement” has the meaning given to it in Recital A hereof.

“Original Term Loans” shall have the meaning assigned to such term in Section 2.1(a).

“Patent License” means any written agreement granting any right with respect to any invention on which a Patent is in existence or a Patent application is pending, in which agreement Borrower now holds or hereafter acquires any interest.

“Patents” means all letters patent of, or rights corresponding thereto, in the United States or in any other country, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto, in the United States or any other country.

“Permitted Indebtedness” means: (i) Indebtedness of Borrower in favor of Lender or Agent arising under this Agreement or any other Loan Document; (ii) Indebtedness existing on the Closing Date which is disclosed in Schedule 1A; (iii) Indebtedness of up to $3,000,000, in the aggregate, outstanding at any time secured by a lien described in clause (vii) of the defined term “Permitted Liens”; (iv) Indebtedness to trade creditors incurred in the Ordinary Course of Business, including Indebtedness incurred in the Ordinary Course of Business with corporate credit cards; (v) Indebtedness that also constitutes a Permitted Investment; (vi) Subordinated Indebtedness; (vii) other Indebtedness in a principal amount not to exceed $1,000,000 at any time outstanding, (viii) reimbursement obligations in connection with letters of credit in an amount not to exceed $1,000,000 undrawn at any time, (ix) guarantees of any items of Permitted Indebtedness in clauses (i) through (viii) above and (x) extensions, refinancing and renewals of any items of Permitted Indebtedness, provided that the principal amount is not increased or the terms modified to impose materially more burdensome terms upon Borrower or its Subsidiary, as the case may be.

“Permitted Investment” means: (i) Investments existing on the Closing Date which are disclosed in Schedule 1B; (ii) (a) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within two years from the date of acquisition thereof, (b) commercial paper maturing no more than two years from the date of creation thereof and currently having a rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (c) certificates of deposit issued by any bank with assets of at least $500,000,000 maturing no more than two years from the date of investment therein, (d) money market accounts, and (e) Cash Equivalents; (iii) repurchases of stock from former employees, directors, or consultants of Borrower under the terms of applicable repurchase agreements at the original issuance price of such securities in an aggregate amount not to exceed $250,000 in any fiscal year, provided that no Event of Default has occurred, is continuing or would exist after giving effect to the repurchases; (iv) Investments accepted in connection with Permitted Transfers; (v) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the Ordinary Course of Business; (vi) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not affiliates, in the Ordinary Course of Business, provided that this subparagraph (vi) shall not apply to Investments of Borrower in any Subsidiary; (vii) Investments consisting of loans not involving the net transfer on a substantially contemporaneous basis of cash proceeds to employees, officers or directors relating to the purchase of capital stock of Borrower pursuant to employee stock purchase plans or other similar agreements approved by Borrower’s Board of Directors; (viii) Investments consisting of travel advances in the Ordinary Course of Business; (ix) Investments in newly-formed Domestic Subsidiaries, provided that such Domestic Subsidiaries enter into a Joinder Agreement promptly after their formation by Borrower and execute such other documents as shall be reasonably requested by Agent; (x) Investments in any Subsidiary which is not a Borrower which do not exceed $1,000,000 in cash in the aggregate in any fiscal year; (xi) joint ventures or strategic alliances in the Ordinary Course of Business; (xii) Investments consisting of in-licensing of technology or products in the Ordinary Course of Business; (xiii) Permitted Indebtedness that also constitute Investments; (xiv) additional Investments that do not exceed $1,000,000 in cash in the aggregate in any fiscal year; (xv) Investments constituting treasury management made in accordance with Borrower’s investment policy, as approved by Borrower’s Board of Directors; (xvi) Investments by Borrower in any other Borrower; (xvii) Investments utilizing Borrower’s stock as consideration that do not result in a Change in Control; and (xviii) Investments in the MSC Subsidiary in accordance with Section 7.18.

“Permitted Liens” means any and all of the following: (i) Liens in favor of Agent or Lender; (ii) Liens existing on the Closing Date which are disclosed in Schedule 1C; (iii) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings; provided, that Borrower maintains adequate reserves therefor in accordance with GAAP; (iv) Liens securing claims or demands of materialmen, artisans, mechanics, carriers, warehousemen, landlords and other like Persons arising in the ordinary course of Borrower’s business and imposed without action of such parties; provided, that the payment thereof is not yet required; (v) Liens arising from judgments, decrees or attachments in circumstances which do not constitute an Event of Default hereunder; (vi) the following deposits, to the extent made in the Ordinary Course of Business: deposits under worker’s compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than liens arising under ERISA or environmental liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds; (vii) Liens on Equipment or software or other intellectual property constituting purchase money liens and liens in connection with capital leases securing Indebtedness permitted in clause (iii) of “Permitted Indebtedness”; (viii) Liens incurred in connection with Subordinated Indebtedness; (ix) leasehold interests in leases or subleases and licenses granted in the Ordinary Course of Business and not interfering in any material respect with the business of the licensor; (x) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties that are promptly paid on or before the date they become due; (xi) Liens on insurance proceeds securing the payment of financed insurance premiums that are promptly paid on or before the date they become due (provided that such Liens extend only to such insurance proceeds and not to any other property or assets); (xii) statutory and common law rights of set-off and other similar rights as to deposits of cash and securities in favor of banks, other depository institutions and brokerage firms; (xiii) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the Ordinary Course of Business so long as they do not materially impair the value or marketability of the related property; (xiv) licenses that constitute Permitted Transfers; (xv) Liens on cash and cash equivalents securing letters of credit permitted under clause (viii) of the definition of “Permitted Indebtedness;” and (xvi) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (i) through (xi) above; provided, that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced (as may have been reduced by any payment thereon) does not increase.

“Permitted Transfers” means the conveyance, sale, lease, license, transfer or disposition of (i) Inventory (whether as raw material, work in process, finished product or otherwise) in the Ordinary Course of Business, (ii) exclusive and non-exclusive licenses and similar arrangements for the use of property of Borrower or its Subsidiaries in the Ordinary Course of Business, (iii) worn-out, obsolete or surplus Equipment at fair market value in the Ordinary Course of Business, (iv) other assets having a fair market value of not more than $1,000,000 in the aggregate in any fiscal year, (v) property between Borrower and another Borrower, (vi) Permitted Liens and (vii) Permitted Investments.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, other entity or government.

“Prepayment Charge” shall have the meaning assigned to such term in Section 2.4.

“Prime Rate” means the prime rate as reported in The Wall Street Journal, and if not reported, then the prime rate most recently reported in The Wall Street Journal.

“Qualified Subsidiary” means any direct or indirect Domestic Subsidiary.

“Receivables” means all of Borrower’s Accounts, Instruments, Documents, Chattel Paper, Supporting Obligations, letters of credit, proceeds of any letter of credit, and Letter of Credit Rights.

“Required Lenders” means at any time, the holders of more than fifty percent (50%) of the aggregate unpaid principal amount of the Term Loan Advances then outstanding.

“Sanctioned Country” shall mean, at any time, a country or territory which is the subject or target of any Sanctions.

“Sanctioned Person” shall mean, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or by the United Nations Security Council, the European Union or any EU member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person.

“Sanctions” shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“Secured Obligations” means Borrower’s obligations under this Agreement and any Loan Document, including any obligation to pay any amount now owing or later arising.

“Subordinated Indebtedness” means Indebtedness subordinated to the Secured Obligations in amounts and on terms and conditions satisfactory to Agent in its sole discretion.

“Subsidiary” means an entity, whether corporate, partnership, limited liability company, joint venture or otherwise, in which Borrower owns or controls 50% or more of the outstanding voting securities, including each entity listed on Schedule 1D hereto; provided, however, that the definition of Subsidiary shall not include the MSC Subsidiary with respect to the representations and warranties provided for in Section 5 and the covenants provided for in Section 7 (other than Section 7.18); provided, further, that, for the avoidance of doubt, (i) the financial statements, reports and other information to be delivered to Lender pursuant to Section 7.1 shall include the MSC Subsidiary on a consolidated and consolidating basis and (ii) the MSC Subsidiary shall not be required under Section 7.14 to execute and deliver a Joinder Agreement.

“Term Commitment” means as to any Lender, the obligation of such Lender, if any, to make a Term Loan Advance to the Borrower in a principal amount not to exceed the amount set forth under the heading “Term Commitment” opposite such Lender’s name on Schedule 1.1.

“Term Loan Advance” shall have the meaning assigned to such term in the preamble to this Agreement.

“Term Loan Amortization Date” means February 1, 2019; provided, however, that if the Milestone A Event occurs on or prior to September 30, 2018, at the request of Borrower, the Term Loan Amortization Date shall be August 1, 2019; and provided further, that if the Milestone B Event occurs on or prior to June 28, 2019, at the request of Borrower, the Term Loan Amortization Date shall be February 1, 2020.

“Term Loan Interest Rate” means for any day, a floating per annum rate equal to the greater of (a) nine and forty-five hundredths percent (9.45%) or (b) the sum of (i) nine and forty-five hundredths percent (9.45%), plus (ii) the Prime Rate minus four and three-quarters percent (4.75%); provided, however, that in no event shall the Term Loan Interest Rate exceed 15.0% (provided such limit does not include any Default Rate which may be imposed by Agent).

“Term Loan Maturity Date” means July 1, 2021.

“Term Note” means a Promissory Note in substantially the form of Exhibit B.

“Trademark License” means any written agreement granting any right to use any Trademark or Trademark registration, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Trademarks” means all trademarks (registered, common law or otherwise) and any applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof.

“UCC” means the Uniform Commercial Code as the same is, from time to time, in effect in the State of California; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as the same is, from time to time, in effect in a jurisdiction other than the State of California, then the term “UCC” shall mean the Uniform Commercial Code as in effect, from time to time, in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

Unless otherwise specified, all references in this Agreement or any Annex or Schedule hereto to a “Section,” “subsection,” “Exhibit,” “Annex,” or “Schedule” shall refer to the corresponding Section, subsection, Exhibit, Annex, or Schedule in or to this Agreement. Unless otherwise specifically provided herein, any accounting term used in this Agreement or the other Loan Documents shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP, consistently applied. Unless otherwise defined herein or in the other Loan Documents, terms that are used herein or in the other Loan Documents and defined in the UCC shall have the meanings given to them in the UCC.

SECTION 2. THE LOAN

2.1 Term Loan.

(a) Advance. Pursuant to the Original Loan and Security Agreement, the Lenders party thereto extended the “2014 Term Loan Advance” and the “2016 Term Loan Advances” (each under and as defined in the Original Loan and Security

Agreement) (the “Original Term Loans”) to Borrower in the original aggregate principal amount of $20,000,000. Borrower acknowledges and agrees that, as of the Closing Date, $20,000,000 of the principal amount of the Original Term Loans remains outstanding and such entire outstanding principal balance shall for all purposes hereunder be deemed to constitute and be referred to, and hereby is converted into, the Term Loan Advance hereunder, without constituting a novation. Such conversion of the Original Term Loans into the Term Loan Advance hereunder shall be deemed an Advance on the Closing Date for purposes of this Agreement. The aggregate outstanding Advances shall not exceed the Maximum Term Loan Amount. Subject to the terms and conditions of this Agreement, Lender will severally (and not jointly) make, in an amount not to exceed its respective Term Commitment, and Borrower agrees to draw, the Term Loan Advance on the Closing Date.

(b) Advance Request. To obtain the Term Loan Advance, Borrower shall complete, sign and deliver an Advance Request at least one (1) Business Day before the Closing Date to Agent. Lender shall fund the Term Loan Advance in the manner requested by the Advance Request provided that each of the conditions precedent to the Term Loan Advance is satisfied as of the Closing Date.

(c) Interest. The principal balance of the Term Loan Advance shall bear interest thereon from such Advance Date at the Term Loan Interest Rate based on a year consisting of 360 days, with interest computed daily based on the actual number of days elapsed. The Term Loan Interest Rate will float and change on the day the Prime Rate changes from time to time.

(d) Payment. Borrower will pay interest on the Term Loan Advance on the first (1st) Business Day of each month, beginning the month after the Advance Date. Borrower shall repay the principal balance of the Term Loan Advance that is outstanding on the day immediately preceding the Term Loan Amortization Date in equal monthly installments of principal and interest (mortgage style) beginning on the Term Loan Amortization Date and continuing on the first (1st) Business Day of each month thereafter until the Secured Obligations (other than inchoate indemnity obligations) are repaid. The entire principal balance of the Term Loan Advance and all accrued but unpaid interest hereunder, and all other Secured Obligations with respect to the Term Loan Advance, shall be due and payable on Term Loan Maturity Date. Borrower shall make all payments under this Agreement without setoff, recoupment or deduction and regardless of any counterclaim or defense. Lender will initiate debit entries to Borrower’s account as authorized on the ACH Authorization on each payment date of all periodic obligations payable to Lender under the Term Loan Advance; provided that, in the event that Lender or Agent informs Borrower that Lender will not initiate a debit entry to Borrower’s account for a certain amount of the periodic obligations due on a specific payment date, Borrower shall pay to Lender such amount of periodic obligations in full in immediately available funds on such payment date; provided, further, that, if Lender or Agent informs Borrower that Lender will not initiate a debit entry as described above later than the date that is three (3) Business Days prior to such payment date, Borrower shall pay to Lender such amount of periodic obligations in full in immediately available funds on the date that is three (3) Business Days after the date on which Lender or Agent notifies Borrower of such, and such payment shall be considered timely made and shall not constitute a default or an Event of Default hereunder. Once repaid, a Term Loan Advance or any portion thereof may not be reborrowed.

2.2 Maximum Interest. Notwithstanding any provision in this Agreement, the Notes, or any other Loan Document, it is the parties’ intent not to contract for, charge or receive interest at a rate that is greater than the maximum rate permissible by law that a court of competent jurisdiction shall deem applicable hereto (which under the laws of the State of California shall be deemed to be the laws relating to permissible rates of interest on commercial loans) (the “Maximum Rate”). If a court of competent jurisdiction shall finally determine that Borrower has actually paid to Lender an amount of interest in excess of the amount that would have been payable if all of the Secured Obligations had at all times borne interest at the Maximum Rate, then such excess interest actually paid by Borrower shall be applied as follows: first, to the payment of the Secured Obligations consisting of the outstanding principal; second, after all principal is repaid, to the payment of Lender’s accrued interest, costs, expenses, professional fees and any other Secured Obligations; and third, after all Secured Obligations are repaid, the excess (if any) shall be refunded to Borrower.

2.3 Default Interest. In the event any payment is not paid on the scheduled payment date, subject to applicable grace periods, an amount equal to two percent (2%) of the past due amount shall be payable on demand. In addition, upon the occurrence and during the continuation of an Event of Default hereunder, all Secured Obligations, including principal, interest, compounded interest, and professional fees, shall bear interest at a rate per annum equal to the rate set forth in Section 2.1(c), plus five percent (5%) per annum. In the event any interest is not paid when due hereunder, delinquent interest shall be added to principal and shall bear interest on interest, compounded at the rate set forth in Section 2.1(c) or Section 2.3, as applicable. Notwithstanding the foregoing, for the avoidance of doubt, nothing in this Section 2.3 shall apply to payments timely made in accordance with Section 2.1(d).

2.4 Prepayment.

(a) At its option upon at least seven (7) business days prior notice to Lender, Borrower may prepay all, but not less than all, of the outstanding Term Loan Advance by paying the entire principal balance, all accrued and unpaid interest, all unpaid Lender’s fees and expenses accrued to the date of the prepayment (including the 2014 End of Term Charge, the 2016 End of Term Charge (each if then unpaid) and the End of Term Charge), together with a prepayment charge equal to the following percentage of the principal Term Loan Advance amount being prepaid: if such Term Loan Advance is prepaid in any of the first twelve (12) months following the Closing Date, three percent (3.00%); after twelve (12) months following the Closing Date but on or prior to twenty-four (24) months following the Closing Date, two percent (2.00%); and thereafter but prior to the Term Loan Maturity Date, one percent (1.00%) (each, a “Prepayment Charge”)

(b) Borrower agrees the Prepayment Charge is a reasonable calculation of Lender’s lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early repayment of the Term Loan Advance. Upon the occurrence of a Change in Control, Borrower shall prepay the outstanding amount of all principal and accrued interest through the prepayment date and all unpaid Lender’s fees and out-of-pocket expenses under the Loan Documents accrued to the date of the repayment (including the 2014 End of Term Charge, the 2016 End of Term Charge (each if then unpaid) and the End of Term Charge) together with the applicable Prepayment Charge. Notwithstanding the foregoing, Agent and Lender agree to waive the Prepayment Charge if Agent and Lender, or any Affiliate of Agent or Lender (in their sole and absolute discretion) agree in writing to refinance the Advances prior to the Term Loan Maturity Date.

2.5 End of Term Charge. On the earliest to occur of (i) January 1, 2018, (ii) the date that Borrower prepays the outstanding Secured Obligations (other than the Original Term Loans, any inchoate obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) in full, or (iii) the date that the Secured Obligations (other than the Original Term Loans) become due and payable, Borrower shall pay Lender a charge equal to Five Hundred Forty Thousand Three Hundred Sixty-Three Dollars and Sixty Cents ($540,363.60) (the “2014 End of Term Charge”). Notwithstanding the required payment date of such charge, the 2014 End of Term Charge shall have been deemed to have been earned by Lender as of the 2014 Closing Date (as defined in the Original Loan Agreement). On the earliest to occur of (i) December 1, 2019, (ii) the date that Borrower prepays the outstanding Secured Obligations (other than the Original Term Loans, any inchoate obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) in full, or (iii) the date that the Secured Obligations (other than the Original Term Loans) become due and payable, Borrower shall pay Lender a charge equal to Three Hundred Thousand Dollars ($300,000.00) (the “2016 End of Term Charge”). Notwithstanding the required payment date of such charge, the 2016 End of Term Charge shall have been deemed to have been earned by Lender as of the 2016 Closing Date (As defined in the Original Loan Agreement). On the earliest to occur of (i) the Term Loan Maturity Date, (ii) the date that Borrower prepays the outstanding Secured Obligations (other than the Original Term Loans, any inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) in full, or (iii) the date that the Secured Obligations (other than the Original Term Loans) become due and payable, Borrower shall pay Lender a charge of Seven Hundred Ninety Thousand Dollars ($790,000.00) (the “End of Term Charge”). Notwithstanding the required payment date of such charge, the End of Term Charge shall be deemed earned by Lender as of the Closing Date.

2.6 Original Loan and Security Agreement Prepayment Charges. Lender and Agent hereby agree that the Prepayment Charge (as defined in the Original Loan and Security Agreement) and the 2016 Prepayment Charge (as defined in the Original Loan and Security Agreement) are hereby waived.

2.7 Notes. If so requested by Lender by written notice to Borrower, then Borrower shall execute and deliver to Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of Lender pursuant to Section 11.13) (promptly after the Borrower’s receipt of such notice) a Note or Notes to evidence Lender’s Loans.

SECTION 3. SECURITY INTEREST

3.1 As security for the prompt and complete payment when due (whether on the payment dates or otherwise) of all the Secured Obligations, Borrower hereby grants to Agent a security interest in all of Borrower’s right, title, and interest in, to and under all of Borrower’s personal property now owned or hereafter acquired, and other assets including without limitation the following (except as set forth herein) whether now owned or hereafter acquired (collectively, the “Collateral”): (a) Receivables; (b) Equipment; (c) Fixtures; (d) General Intangibles (other than Intellectual Property); (e) Inventory; (f) Investment Property; (g) Deposit Accounts; (h) Cash; (i) Goods and other tangible and intangible personal property of Borrower whether now or hereafter owned or existing, leased, consigned by or to, or acquired by, Borrower and wherever located; and (j) to the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing; provided, however, that the Collateral shall (i) include all Accounts and General Intangibles that consist of rights to payment and proceeds from the sale, licensing or disposition of all or any part, or rights in, the Intellectual Property (the “Rights to Payment”) and (ii) not include (A) more than 65% of the issued and outstanding voting capital stock of any Subsidiary that is incorporated or organized in a jurisdiction other than the United States or any state or territory thereof or the District of Columbia; (B) Intellectual Property (other than Rights to Payment); (C) any Equipment or Proceeds thereof that is subject to a Lien that is otherwise permitted by clause (vii) of the definition of “Permitted Lien” hereunder if inclusion of such Equipment would constitute a breach by Borrower of its agreement with a third-party equipment lessor or lender, provided, that upon the release of any such Lien such Equipment shall be deemed to be Collateral hereunder and shall be subject to the security interest granted herein; and (D) 100% of the issued and outstanding capital stock of the MSC Subsidiary. Notwithstanding the foregoing, if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Intellectual Property is necessary to have a security interest in the Rights to Payment, and the existence of such security interest would not otherwise violate or breach any provision in any applicable agreement or contract that is enforceable under the UCC with respect to the applicable Intellectual Property, then the Collateral shall automatically, and effective as of the Closing Date, include the Intellectual Property to the extent necessary to permit perfection of Agent’s security interest in the Rights to Payment. Lender hereby agrees to provide Borrower, at Borrower’s expense, with any release, partial termination or other documents reasonably requested by Borrower to reflect or confirm that the Collateral does not include any property excluded from the definition thereof.

SECTION 4. CONDITIONS PRECEDENT TO LOAN

The obligations of Lender to make the Loan hereunder are subject to the satisfaction by Borrower of the following conditions:

4.1 Closing Date. On or prior to the Closing Date, Borrower shall have delivered to Agent the following:

(a) executed originals of the Loan Documents, Account Control Agreements, and all other documents and instruments reasonably required by Agent to effectuate the transactions contemplated hereby or to create and perfect the Liens of Agent with respect to all Collateral, in all cases in form and substance reasonably acceptable to Agent;

(b) certified copy of resolutions of Borrower’s board of directors evidencing approval of the Loan and other transactions evidenced by the Loan Documents;

(c) certified copies of the Certificate of Incorporation and the Bylaws, as amended through the Closing Date, of Borrower;

(d) a certificate of good standing for Borrower from its state of incorporation and similar certificates from all other jurisdictions in which it does business and where the failure to be qualified would have a Material Adverse Effect;

(e) payment of the Facility Charge and reimbursement of Agent’s and Lender’s current expenses reimbursable pursuant to this Agreement, which amounts may be deducted from the initial Advance;

(f) all certificates of insurance and copies of each insurance policy required hereunder; and

(g) such other documents as Agent may reasonably request.

4.2 Further Conditions. On the Advance Date:

(a) Agent shall have received (i) an Advance Request for the relevant Advance as required by Section 2.1(b), duly executed by Borrower’s Chief Executive Officer or Chief Financial Officer, and (ii) any other documents Agent may reasonably request.

(b) The representations and warranties set forth in this Agreement and in Section 5 shall be true and correct in all material respects on and as of the Advance Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

(c) Borrower shall be in compliance in all material respects with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and at the time of and immediately after such Advance no Event of Default shall have occurred and be continuing.

(d) The Advance Request shall be deemed to constitute a representation and warranty by Borrower on the Advance Date as to the matters specified in paragraphs (b) and (c) of this Section 4.2 and as to the matters set forth in the Advance Request.

4.3 No Default. As of the Closing Date no fact or condition exists that would (or would, with the passage of time, the giving of notice, or both) constitute an Event of Default.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF BORROWER

Borrower represents and warrants that:

5.1 Corporate Status. Borrower is a corporation duly organized, legally existing and in good standing under the laws of the State of Delaware, and is duly qualified as a foreign corporation in all jurisdictions in which the nature of its business or location of its properties require such qualifications and where the failure to be qualified would reasonably be expected to have a Material Adverse Effect. Borrower’s present name, former names (if any), locations, place of formation, tax identification number, organizational identification number and other information are correctly set forth in Exhibit C.

5.2 Collateral. Borrower owns the Collateral and the Intellectual Property (except for Permitted Transfers), free of all Liens, except for Permitted Liens and JV Restrictions. Borrower has the power and authority to grant to Agent a Lien in the Collateral as security for the Secured Obligations.

5.3 Consents. Borrower’s execution, delivery and performance this Agreement and all other Loan Documents,

(i) have been duly authorized by all necessary corporate action of Borrower,

(ii) will not result in the creation or imposition of any Lien upon the Collateral, other than Permitted Liens and the Liens created by this Agreement and the other Loan Documents,

(iii) do not violate any provisions of Borrower’s Certificate of Incorporation, bylaws, or any material law, regulation, order, injunction, judgment, decree or writ to which Borrower is subject and (iv) do not violate any material contract or agreement or require the consent or approval of any other Person that has not been obtained. The individual or individuals executing the Loan Documents are duly authorized to do so.

5.4 Material Adverse Effect. No event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing. Borrower is not aware of any event likely to occur that is reasonably expected to result in a Material Adverse Effect.

5.5 Actions Before Governmental Authorities. Except as described on Schedule 5.5, there are no actions, suits or proceedings at law or in equity or by or before any governmental authority now pending or, to the knowledge of Borrower, threatened in writing against or affecting Borrower or its property (i) which involve any Loan Document or (ii) as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, would reasonably be expected to result in a Material Adverse Effect.

5.6 Laws. Borrower is not in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any governmental authority, where such violation or default is reasonably expected to result in a Material Adverse Effect. Borrower is not in default in any manner under any provision of any agreement or instrument evidencing indebtedness, or any other material agreement to which it is a party or by which it is bound and for which such default would reasonably be expected to result in an Material Adverse Effect.

Neither Borrower nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. Neither Borrower nor any of its Subsidiaries is engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Borrower and each of its Subsidiaries has complied in all material respects with the Federal Fair Labor Standards Act. Neither Borrower nor any of its Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005. Neither Borrower’s nor any of its Subsidiaries’ properties or assets has been used by Borrower or such Subsidiary or, to Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than in material compliance with applicable laws. Borrower and each of its Subsidiaries has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted, except to the extent that the failure to obtain, make or give any of the foregoing would not reasonably be expected to cause a Material Adverse Effect.

None of Borrower, any of its Subsidiaries, or, to Borrower’s knowledge, any of Borrower’s or its Subsidiaries’ Affiliates or any of their respective agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement is (i) in violation of any Anti-Terrorism Law, (ii) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law, or (iii) is a Blocked Person. None of Borrower, any of its Subsidiaries, or, to the knowledge of Borrower, any of their Affiliates or agents, acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement, (x) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (y) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law. None of the funds to be provided under this Agreement will be used, directly or indirectly, (a) for any activities in violation of any applicable anti-money laundering, economic sanctions and anti-bribery laws and regulations laws and regulations or (b) for any payment to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

5.7 Information Correct and Current. No information, report, Advance Request, financial statement, exhibit or schedule furnished, by or on behalf of Borrower to Agent in connection with any Loan Document or included therein or delivered pursuant thereto contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading in any material respect at the time such statement was made or deemed made. Additionally, any and all financial or business projections provided by Borrower to Agent shall be provided in good faith based upon assumptions believed to be reasonable at the time.

5.8 Tax Matters. (a) Borrower has filed all federal, state and local tax returns that it is required to file, (b) Borrower has duly paid or fully reserved in accordance with GAAP for all taxes or installments thereof (including any interest or penalties) as and when due, which have or may become due pursuant to such returns, and (c) Borrower has paid or fully reserved in accordance with GAAP for any tax assessment received by Borrower for the three (3) years preceding the Closing Date, if any (including any taxes being contested in good faith and by appropriate proceedings), in each case, other than with respect to taxes that do not exceed $25,000 in the aggregate.

5.9 Intellectual Property Claims. Borrower is the sole owner of, or otherwise has the right to use, the Intellectual Property. Except as described on Schedule 5.9, to the Borrower’s knowledge, (i) each of the material Copyrights, Trademarks and Patents is valid and enforceable, (ii) no part of the Intellectual Property has been judged invalid or unenforceable, in whole or in part, and (iii) no claim has been made to Borrower that any part of the Intellectual Property violates the rights of any third party, except to the extent that any of the foregoing would not reasonably be expected to cause a Material Adverse Effect. Exhibit D is a true, correct and complete list of each of Borrower’s Patents, registered Trademarks, registered Copyrights, and material agreements under which Borrower licenses Intellectual Property from third parties (other than shrink-wrap software licenses and other licenses which if terminated could not reasonably be expected to result a Material Adverse Effect), together with application or registration numbers, as applicable, owned by Borrower or any Subsidiary, in each case as of the Closing Date and each other date required by Section 7.15. Borrower is not in material breach of, nor has Borrower failed to perform any material obligations under, any of the foregoing contracts, licenses or agreements and, to Borrower’s knowledge, no third party to any such contract, license or agreement is in material breach thereof or has failed to perform any material obligations thereunder.

5.10 Intellectual Property. Except as described on Schedule 5.10, Borrower has, or in the case of any proposed business, will have, all rights with respect to Intellectual Property necessary in the operation or conduct of Borrower’s business as currently conducted and proposed to be conducted by Borrower. Without limiting the generality of the foregoing, and in the case of Licenses, except for restrictions that are unenforceable under Division 9 of the UCC, Borrower has the right, to the extent required to operate Borrower’s business, to freely transfer, license or assign all material Intellectual Property without condition, restriction or payment of any kind (other than license payments in the Ordinary Course of Business and JV Restrictions) to any third party, and Borrower owns or has the right to use, pursuant to valid licenses, all software development tools, library functions, compilers and all other third-party software and other items that are material to the Borrower’s business and used in the design, development, promotion, sale, license, manufacture, import, export, use or distribution of Borrower Products.

5.11 Borrower Products. Except as described on Schedule 5.11, no Intellectual Property owned by Borrower or Borrower Product has been or is subject to any actual or, to the knowledge of Borrower, threatened litigation, proceeding (including any proceeding in the United States Patent and Trademark Office or any corresponding foreign office or agency) or outstanding decree, order, judgment, settlement agreement or stipulation that restricts in any manner Borrower’s use, transfer or licensing thereof or that may affect the validity, use or enforceability thereof except to the extent any of the foregoing would not reasonably be expected to cause a Material Adverse Effect. There is no decree, order, judgment, agreement, stipulation, arbitral award or other provision entered into in connection with any litigation or proceeding that obligates Borrower to grant licenses or ownership interest in any future Intellectual Property related to the operation or conduct of the business of Borrower or Borrower Products. Borrower has not received any written notice or claim, or, to the knowledge of Borrower, oral notice or claim, challenging or questioning Borrower’s ownership in any Intellectual Property (or written notice of any claim challenging or questioning the ownership in any licensed Intellectual Property of the owner thereof) or suggesting that any third party has any claim of legal or beneficial ownership with respect thereto nor, to Borrower’s knowledge, is there a reasonable basis for any such claim except to the extent any of the foregoing would not reasonably be expected to cause a Material Adverse Effect. To the knowledge of Borrower, neither Borrower’s use of its Intellectual Property nor the production and sale of Borrower Products infringes the Intellectual Property or other rights of others in a manner as to be reasonably expected to cause a Material Adverse Effect.

5.12 Financial Accounts. Exhibit E, as may be updated by the Borrower in a written notice provided to Agent after the Closing Date, is a true, correct and complete list of (a) all banks and other financial institutions at which Borrower or any Subsidiary maintains Deposit Accounts and (b) all institutions at which Borrower or any Subsidiary maintains an account holding Investment Property, and such exhibit correctly identifies the name, address and telephone number of each bank or other institution, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

5.13 Employee Loans. Except as permitted by Section 7.8, Borrower has no outstanding loans to any employee, officer or director of the Borrower nor has Borrower guaranteed the payment of any loan made to an employee, officer or director of the Borrower by a third party.

5.14 Subsidiaries. Borrower does not own any stock, partnership interest or other equity securities of any Person, except for Permitted Investments and each Subsidiary listed on Schedule 1D attached hereto. Attached as Schedule 1D, as may be updated by Borrower in a written notice provided after the Closing Date, is a true, correct and complete list of each Subsidiary.

SECTION 6. INSURANCE; INDEMNIFICATION

6.1 Coverage. Borrower shall cause to be carried and maintained commercial general liability insurance, on an occurrence form, against risks customarily insured against in Borrower’s line of business. Such risks shall include the risks of bodily injury, including death, property damage, personal injury, advertising injury, and contractual liability per the terms of the indemnification agreement found in Section 6.3. Borrower must maintain a minimum of $2,000,000 of commercial general liability insurance for each occurrence. Borrower has and agrees to maintain a minimum of $2,000,000 of directors’ and officers’ insurance for each occurrence and $5,000,000 in the aggregate. So long as there are any Secured Obligations outstanding, Borrower shall also cause to be carried and maintained insurance upon the Collateral to the extent a specific type of Collateral is customarily insured against in Borrower’s business and industry, insuring against all risks of physical loss or damage howsoever caused, in an amount not less than the full replacement cost of the Collateral, provided that such insurance may be subject to standard exceptions and deductibles.

6.2 Certificates. Borrower shall deliver to Agent certificates of insurance that evidence Borrower’s compliance with its insurance obligations in Section 6.1 and the obligations contained in this Section 6.2. Borrower’s insurance certificate shall state Agent (shown as “Hercules Capital, Inc., as Agent”) is an additional insured for commercial general liability, a loss payee for all risk property damage insurance, subject to the insurer’s approval, and a loss payee for property insurance and additional insured for liability insurance for any future insurance that Borrower may acquire from such insurer. Attached to the certificates of insurance will be additional insured endorsements for liability and lender’s loss payable endorsements for all risk property damage insurance. All certificates of insurance will provide for a minimum of thirty (30) days advance written notice to Agent of cancellation (other than cancellation for non-payment of premiums, for which ten (10) days’ advance written notice shall be sufficient) or any other change adverse to Agent’s interests. Any failure of Agent to scrutinize such insurance certificates for compliance is not a waiver of any of Agent’s rights, all of which are reserved. Borrower shall provide Agent with copies of each insurance policy, and upon entering or amending any insurance policy required hereunder, Borrower shall provide Agent with copies of such policies and shall promptly deliver to Agent updated insurance certificates with respect to such policies.

6.3 Indemnity. Borrower agrees to indemnify and hold Agent, Lender and their officers, directors, employees, agents, in-house attorneys, representatives and shareholders (each, an “Indemnified Person”) harmless from and against any and all claims, costs, expenses, damages and liabilities (including such claims, costs, expenses, damages and liabilities based on liability in tort, including strict liability in tort), including reasonable attorneys’ fees and disbursements and other reasonable costs of investigation or defense (including those incurred upon any appeal) (collectively, “Liabilities”), that may be instituted or asserted against or incurred by such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents or the administration of such credit, or in connection with or arising out of the transactions contemplated hereunder and thereunder, or any actions or failures to act in connection therewith, or arising out of the disposition or utilization of the Collateral, excluding in all cases Liabilities to the extent resulting solely from any Indemnified Person’s gross negligence or willful misconduct. Borrower agrees to pay, and to save Agent and Lender harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other similar taxes (excluding taxes imposed on or measured by the net income of Agent or Lender) that may be payable or determined to be payable with respect to any of the Collateral or this Agreement; provided, however, that (i) with respect to such liabilities imposed originally and independently on Lender, Lender shall notify Borrower of any such liabilities within one hundred and eighty (180) days of the initial date Lender has actual knowledge, or should have had knowledge, of its direct exposure to such liabilities, and (ii) with respect to all other such liabilities not described in clause (i), Lender shall notify Borrower of any such liabilities within one hundred and eighty (180) days of the initial date Lender has actual knowledge of its direct exposure to such liabilities. In no event shall any Indemnified Person be liable on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings). This Section 6.3 shall survive the repayment of indebtedness under, and otherwise shall survive the expiration or other termination of, the Loan Agreement.

SECTION 7. COVENANTS OF BORROWER

Borrower agrees as follows:

7.1 Financial Reports. Borrower shall furnish to Agent the Compliance Certificate in the form of Exhibit F monthly within 30 days after the end of each month and the financial statements and reports listed hereinafter (the “Financial Statements”):

(a) as soon as practicable (and in any event within 30 days) after the end of each month, unaudited interim financial statements as of the end of such month (prepared on a consolidated and consolidating basis, if applicable and customary under accepted accounting practices), including balance sheet and related statements of income and cash flows accompanied by a report detailing any material contingencies (including the commencement of any material litigation by or against Borrower) or any other occurrence that would reasonably be expected to have a Material Adverse Effect, all certified by Borrower’s Chief Executive Officer, Chief Financial Officer or Vice President of Finance to the effect that they have been prepared in accordance with GAAP, except (i) for the absence of footnotes, (ii) that they are subject to normal year-end adjustments, and (iii) they do not contain certain non-cash items that are customarily included in quarterly and annual financial statements;

(b) as soon as practicable (and in any event within 45 days) after the end of each calendar quarter (not including the fourth quarter of each fiscal year), unaudited interim financial statements as of the end of such calendar quarter (prepared on a consolidated and consolidating basis, if applicable and customary under accepted accounting practices), including balance sheet and related statements of income and cash flows accompanied by a report detailing any material contingencies (including the commencement of any material litigation by or against Borrower) or any other occurrence that would reasonably be expected to have a Material Adverse Effect, all certified by Borrower’s Chief Executive Officer, Chief Financial Officer or Vice President of Finance to the effect that they have been prepared in accordance with GAAP, except (i) for the absence of footnotes, and (ii) that they are subject to normal year-end adjustments;

(c) as soon as practicable (and in any event within 90 days) after the end of each fiscal year, (i) unqualified audited financial statements as of the end of such year (prepared on a consolidated and consolidating basis, if applicable and customary under accepted accounting practices), including balance sheet and related statements of income and cash flows, and setting forth in comparative form the corresponding figures for the preceding fiscal year, certified by Ernst & Young or a firm of independent certified public accountants selected by Borrower and reasonably acceptable to Agent, accompanied by any management report from such accountants;

(d) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports that Borrower has made available to holders of its capital stock and copies of any regular, periodic and special reports or registration statements that Borrower files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or any national securities exchange;

(e) within sixty (60) days of each fiscal year-end, board approved monthly income statement and balance sheet projections for Borrower’s following fiscal year. Any board approved changes to such projections shall be delivered to Lender within thirty (30) days of such board approval; and

(f) budgets, operating plans, updates on clinical trials, and other financial information reasonably requested by Agent.

The executed Compliance Certificate may be sent via email to Agent at legal@herculestech.com. Documents required to be delivered pursuant to this Section 7.1 (to the extent any such documents are included in materials otherwise filed with the Securities and Exchange Commission) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Borrower posts such documents, or provides a link thereto on Borrower’s website at the Borrower’s website address of http://www.aveooncology.com/ (or such other website address as Borrower may provide to Agent in writing from time to time); provided, that: (x) to the extent Agent is otherwise unable to receive any such electronically delivered documents, Borrower shall, upon request by Agent, deliver paper copies of such documents to Borrower until a written request to cease delivering paper copies is given by Borrower and (y) Borrower shall notify Agent by electronic mail of the posting of any such documents or provide to Agent by electronic mail electronic versions (i.e., soft copies) of such documents, in each case, to financialstatements@herculestech.com with a copy to bjadot@herculestech.com.

7.2 Management Rights. Borrower shall permit any representative that Agent or Lender authorizes, including its attorneys and accountants, to inspect the Collateral and examine and make copies and abstracts of the books of account and records of Borrower at reasonable times and upon reasonable notice during normal business hours (but in any event no more than twice in any twelve (12) month period unless an Event of Default has occurred and is continuing). In addition, any such representative shall have the right to meet with management and officers of Borrower to discuss such books of account and records. In addition, Agent or Lender shall be entitled at reasonable times and intervals to consult with and advise the management and officers of Borrower concerning significant business issues affecting Borrower. Such consultations shall not unreasonably interfere with Borrower’s business operations. The parties intend that the rights granted Agent and Lender shall constitute “management rights” within the meaning of 29 C.F.R Section 2510.3-101(d)(3)(ii), but that any advice, recommendations or participation by Agent or Lender with respect to any business issues shall not be deemed to give Agent or Lender, nor be deemed an exercise by Agent or Lender of, control over Borrower’s management or policies.

7.3 Further Assurances. Borrower shall from time to time execute, deliver and file, alone or with Agent, any financing statements, security agreements, collateral assignments, notices, control agreements, or other documents necessary to perfect or give the highest priority to Agent’s Lien on the Collateral (subject to Permitted Liens). Borrower shall from time to time procure any instruments or documents as may be reasonably requested by Agent, and take all further action that may be necessary or that Agent may reasonably request, to perfect and protect the Liens granted hereby and thereby. In addition, and for such purposes only, Borrower hereby authorizes Agent to execute and deliver on behalf of Borrower and to file such financing statements, collateral assignments, notices, control agreements, security agreements and other documents without the signature of Borrower either in Agent’s name or in the name of Agent as agent and attorney-in-fact for Borrower. Borrower shall, in its reasonable business judgment, protect and defend Borrower’s title to the Collateral and Agent’s Lien thereon against all Persons claiming any interest adverse to Borrower or Agent other than Permitted Liens.

7.4 Compromise of Agreements. Without Lender’s prior written consent, Borrower shall not, nor shall it allow any of its Subsidiaries to, (a) grant any material extension of the time of payment of any of the Account receivable or General Intangibles other than extensions in the Ordinary Course of Business which are consistent with past practices, (b) to any material extent, compromise, compound or settle the same for less than the full amount thereof other than in the Ordinary Course of Business and consistent with past practices, (c) release, wholly or partly, any Person liable for the payment thereof other than in the Ordinary Course of Business and consistent with past practices, or (d) allow any credit or discount whatsoever thereon other than trade discounts granted by Borrower or such Subsidiary in the exercise of the Borrower’s or such Subsidiary’s reasonable business judgment.

7.5 Indebtedness. Borrower shall not create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness, or prepay any Indebtedness or take any actions which impose on Borrower an obligation to prepay any Indebtedness, except Indebtedness to Lender in accordance herewith or for the conversion of Indebtedness into equity securities and the payment of cash in lieu of fractional shares in connection with such conversion.

7.6 Collateral. Borrower shall at all times keep the Collateral, all Intellectual Property and all other property and assets used in Borrower’s business or in which Borrower now or hereafter holds any interest free and clear from any legal process or Liens whatsoever (except for Permitted Liens), and shall give Agent prompt written notice of any legal process affecting the Collateral, such Intellectual Property, such other property and assets, or any Liens thereon. Borrower shall cause its Subsidiaries to protect and defend such Subsidiary’s title to its assets from and against all Persons claiming any interest adverse to such Subsidiary, and Borrower shall cause its Subsidiaries at all times to keep such Subsidiary’s property and assets free and clear from any legal process or Liens whatsoever (except for Permitted Liens), and shall give Agent prompt written notice of any legal process affecting such Subsidiary’s assets. Borrower shall not permit the inclusion in any contract to which it or a Subsidiary becomes a party of any provisions that restrict or invalidate the granting of a security interest in any of Borrower’s or such Subsidiary’s property and assets other than with respect to contractual restrictions on Intellectual Property entered into with third-party strategic collaborators that are not financial institutions in the Ordinary Course of Business (“JV Restrictions”).

7.7 Investments. Borrower shall not directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments.

7.8 Distributions. Without the prior written consent of the Lender, Borrower shall not, and shall not allow any Subsidiary to, (a) repurchase or redeem any class of stock or other equity interest other than pursuant to employee, director or consultant repurchase plans or other similar agreements, provided, however, in each case the repurchase or redemption price does not exceed the original consideration paid for such stock or equity interest by more than $250,000 in the aggregate in any fiscal year, or (b) declare or pay any cash dividend or make a cash distribution on any class of stock or other equity interest, except that a Subsidiary may pay dividends or make distributions to Borrower (or to any other Subsidiary of Borrower), or (c) lend money to any employees, officers or directors or guarantee the payment of any such loans granted by a third party in excess of $250,000 in the aggregate in any fiscal year or (d) waive, release or forgive any indebtedness owed by any employees, officers or directors in excess of $100,000 in the aggregate in any fiscal year.

7.9 Transfers. Except for Permitted Transfers, Borrower shall not voluntarily or involuntarily transfer, sell, lease, license, lend or in any other manner convey any equitable, beneficial or legal interest in any material portion of its assets.

7.10 Mergers or Acquisitions. Without Lender’s prior written consent, not to be unreasonably withheld, Borrower shall not merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization (other than mergers or consolidations of (a) a Subsidiary which is not a Borrower into another Subsidiary or into Borrower or (b) a Borrower into another Borrower), or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person; provided, that Borrower may make (i) acquisitions utilizing cash as consideration that constitute Permitted Investments and (ii) acquisitions utilizing Borrower’s stock as consideration that do not result in a Change in Control.

7.11 Taxes. Borrower and its Subsidiaries shall pay when due all material taxes, fees or other charges of any nature whatsoever (together with any related interest or penalties) now or hereafter imposed or assessed against Borrower, Agent, Lender or the Collateral or upon Borrower’s ownership, possession, use, operation or disposition thereof or upon Borrower’s rents, receipts or earnings arising therefrom. Borrower shall file on or before the due date therefor all material personal property tax returns in respect of the Collateral. Notwithstanding the foregoing in this Section 7.11, Borrower may contest, in good faith and by appropriate proceedings, taxes for which Borrower maintains adequate reserves therefor in accordance with GAAP.

7.12 Corporate Changes. Neither Borrower nor any Subsidiary shall change its corporate name, legal form or jurisdiction of formation without twenty (20) days’ prior written notice to Agent. Borrower shall not suffer a Change in Control. Neither Borrower nor any Domestic Subsidiary shall relocate its chief executive office or its principal place of business unless: (i) it has provided prior written notice to Agent; and (ii) such relocation shall be within the continental United States. Neither Borrower nor any Subsidiary shall relocate any item of

Collateral (other than (v) relocations of clinical trial supplies in the Ordinary Course Business, (w) Permitted Transfers, (x) sales of Inventory (whether as raw material, work in process, finished product or otherwise) in the Ordinary Course of Business, (y) relocations of Equipment having an aggregate value of up to $500,000 in any fiscal year, and (z) relocations of Collateral from a location described on Exhibit C to another location described on Exhibit C) unless (i) it has provided prompt written notice to Agent, (ii) such relocation is within the continental United States and, (iii) if such relocation is to a third-party bailee, it has used commercially reasonable efforts to obtain a bailee agreement in form and substance reasonably acceptable to Agent, provided, that it shall deliver such a bailee agreement for any such relocation of assets in excess of $1,000,000.

7.13 Deposit Accounts. Neither Borrower nor any Qualified Subsidiary shall maintain any Deposit Accounts, or accounts holding Investment Property, except (i) with respect to which Agent has an Account Control Agreement, and (ii) a deposit account maintained in the United Kingdom for funding payroll obligations with a balance not to exceed $2,000,000 at any time).

7.14 Subsidiaries. Borrower shall notify Agent of each Subsidiary formed subsequent to the Closing Date and, within 15 days of formation, shall cause any such Qualified Subsidiary to execute and deliver to Agent a Joinder Agreement.

7.15 Notification of Event of Default. Borrower shall notify Agent promptly (and in any event within two (2) Business Days) of the occurrence of any Event of Default.

7.16 Intellectual Property. Borrower shall update the Intellectual Property information listed on Exhibit D within 30 days of each quarter end.

7.17 Use of Proceeds. Borrower agrees that the proceeds of the Loans shall be used for working capital and general corporate purposes. The proceeds of the Term Loan Advance will not be used in violation of Anti-Corruption Laws or applicable Sanctions.

7.18 MSC Subsidiary. Borrower shall be permitted to make Investments in the MSC Subsidiary so long as Borrower (i) maintains Liquidity of at least $40,000,000 minus the aggregate amount of principal payments paid by Borrower to Lender through such date of determination (such resulting amount being referred to as the “Threshold Amount” or (ii) if Borrower’s Liquidity is less than the Threshold Amount on any date (a “Deficiency Date”), Borrower shall (a) promptly (and in any event within two (2) Business Days), upon knowledge thereof, notify Lender of such deficiency in writing and (b) procure Cash and/or Cash Equivalents maintained in Deposit Accounts and/or accounts holding Investment Property that are subject to an Account Control Agreement in an amount such that after procuring such amounts the Borrower shall have Liquidity of at least the lesser of (1) Threshold Amount or (2) the amount of Cash and/or Cash Equivalents and accounts holding Investment Property of the Borrower and its Subsidiaries as determined on a consolidated basis; provided that such procurement(s) shall occur as soon as commercially practicable but in any event within five (5) business days of Borrower’s knowledge of such Deficiency Date; provided, further, that Borrower shall not make any Investments in the MSC Subsidiary following a Deficiency Date without the prior written consent of Lender unless clause (b)(1) above has been satisfied or the condition set forth in the next sentence has been satisfied. If at any time, the application for classification of the MSC Subsidiary as a “security corporation” under Massachusetts General Laws Ch. 63, Section 38B(a), as amended, supplemented and/or modified, is denied or such classification is revoked (and such determination is not subject to appeal and all appeal periods have run), Borrower shall take such actions, as soon as commercially practicable, to dissolve the MSC Subsidiary or merge the MSC Subsidiary with or into Borrower.

7.19 Compliance with Laws.

Borrower shall maintain, and shall cause its Subsidiaries to maintain, compliance in all respects with all applicable laws, rules or regulations (including any law, rule or regulation with respect to the making or brokering of loans or financial accommodations), and shall, or cause its Subsidiaries to, obtain and maintain all required governmental authorizations, approvals, licenses, franchises, permits or registrations reasonably necessary in connection with the conduct of Borrower’s business, except to the extent that any of the foregoing would not reasonably be expected to cause a Material Adverse Effect.

Neither Borrower nor any of its Subsidiaries shall, nor shall Borrower or any of its Subsidiaries permit any Affiliate to, directly or indirectly, knowingly enter into any documents, instruments, agreements or contracts with any Person listed on the OFAC Lists. Neither Borrower nor any of its Subsidiaries shall, nor shall Borrower or any of its Subsidiaries, permit any Affiliate to, directly or indirectly, (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 or any similar executive order or other Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti-Terrorism Law.

Borrower has implemented and maintains in effect policies and procedures designed to ensure material compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and Borrower, its Subsidiaries and their respective officers and employees and, to the knowledge of Borrower, its directors are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.

None of Borrower, any of its Subsidiaries or any of their respective directors, officers or employees, or to the knowledge of Borrower, any agent for Borrower or its Subsidiaries that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Loan, use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.

7.20 Transactions with Affiliates. Borrower shall not and shall not permit any Subsidiary to, directly or indirectly, enter into or permit to exist any transaction of any kind with any Affiliate of Borrower or such Subsidiary on terms that are less favorable to Borrower or such Subsidiary, as the case may be, than those that might be obtained in an arm’s length transaction from a Person who is not an Affiliate of Borrower or such Subsidiary; provided, however, that the foregoing shall not apply to any transactions expressly permitted by this Agreement.

SECTION 8. INTENTIONALLY DELETED.

SECTION 9. EVENTS OF DEFAULT

The occurrence of any one or more of the following events shall be an Event of Default:

9.1 Payments. Borrower fails to pay any amount when due under this Agreement, the Notes or any of the other Loan Documents and such default continues for more than three business days after the due date thereof; or

9.2 Covenants. Borrower breaches or defaults in the performance of any covenant or Secured Obligation under this Agreement or any of the other Loan Documents, and (a) with respect to a default under any covenant under this Agreement (other than under Sections 6, 7.5, 7.6, 7.7, 7.8, 7.9, 7.10, 7.13, 7.15, 7.17, 7.18, or 7.19) such default continues for more than ten (10) business days after the earlier of the date on which (i) Agent or Lender have given notice of such default to Borrower and (ii) Borrower has actual knowledge of such default or (b) with respect to a default under any of Sections 6, 7.5, 7.6, 7.7, 7.8, 7.9, 7.10, 7.13, 7.15, 7.17, 7.18, or 7.19, the occurrence of such default; or

9.3 Material Adverse Effect. A circumstance has occurred that would have a Material Adverse Effect; or

9.4 Other Loan Documents. The occurrence of any default under any Loan Document not otherwise specifically referenced in this Section 9 or any other agreement between Borrower and Lender and such default continues for more than ten business (10) days after the earlier of (a) Lender has given written notice of such default to Borrower, or (b) Borrower has actual knowledge of such default; or

9.5 Representations. Any representation or warranty made by Borrower in any Loan Document shall have been false or misleading in any material respect when made; or

9.6 Insolvency. Borrower (A) (i) shall make an assignment for the benefit of creditors; or (ii) shall be unable to pay its debts as they become due, or be unable to pay or perform under the Loan Documents; or (iii) shall file a voluntary petition in bankruptcy; or (iv) shall file any petition, answer, or document seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation pertinent to such circumstances; or (v) shall seek or consent to or acquiesce in the appointment of any trustee, receiver, or liquidator of Borrower or of all or any substantial part (i.e., 33-1/3% or more) of the assets or property of Borrower; or (vi) shall cease operations of its business as its business has normally been conducted for a period of more than five consecutive business days, or terminate substantially all of its employees; or (vii) becomes insolvent; or (viii) Borrower or its directors or majority shareholders shall take any action initiating any of the foregoing actions described in clauses (i) through (vii); or (B) either (i) sixty (60) days shall have expired after the commencement of an involuntary action against Borrower seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, without such action being dismissed or all orders or proceedings thereunder affecting the operations or the business of Borrower being stayed; or (ii) a stay of any such order or proceedings shall thereafter be set aside and the action setting it aside shall not be timely appealed; or (iii) Borrower shall file any answer admitting or not contesting the material allegations of a petition filed against Borrower in any such proceedings; or (iv) the court in which such proceedings are pending shall enter a decree or order granting the relief sought in any such proceedings; or (v) sixty (60) days shall have expired after the appointment, without the consent or acquiescence of Borrower, of any trustee, receiver or liquidator of Borrower or of all or any substantial part of the properties of Borrower without such appointment being vacated; or

9.7 Attachments; Judgments. Any material portion of Borrower’s assets is attached or seized, or a levy is filed against any such assets, or a judgment or judgments for the payment of money, individually or in the aggregate, of at least $500,000 shall be rendered against Borrower and shall remain unsatisfied, unvacated, or unstayed for a period of twenty (20) days after the entry thereof (provided that no Advance will be made prior to the satisfaction, vacation, or stay of such judgment, order, or decree), or Borrower is enjoined or in any way prevented by court order from conducting any material part of its business; or

9.8 Other Obligations. The occurrence of any default under (a) any agreement or obligation of Borrower involving any Indebtedness in excess of $500,000, or (b) the occurrence of any default under any agreement or obligation of Borrower that could reasonably be expected to have a Material Adverse Effect.

SECTION 10. REMEDIES

10.1 General. Upon and during the continuance of any one or more Events of Default, (i) Agent may, and at the direction of the Required Lenders shall, accelerate and demand payment of all or any part of the Secured Obligations together with a Prepayment Charge and declare them to be immediately due and payable (provided, that upon the occurrence of an Event of Default of the type described in Section 9.6, all of the Secured Obligations shall automatically be accelerated and made due and payable, in each case without any further notice or act), (ii) Agent may, at its option, sign and file in Borrower’s name any and all collateral assignments, notices, control agreements, security agreements and other documents it deems necessary or appropriate to perfect or protect the repayment of the Secured Obligations, and in furtherance thereof, Borrower hereby grants Agent an irrevocable power of attorney coupled with an interest, and (iii) Agent may notify any of Borrower’s account debtors to make payment directly to Agent, compromise the amount of any such account on Borrower’s behalf and endorse Agent’s name without recourse on any such payment for deposit directly to Agent’s account. Agent may, and at the direction of the Required Lenders shall, exercise all rights and remedies with respect to the Collateral under the Loan Documents or otherwise available to it under the UCC and other applicable law, including the right to release, hold, sell, lease, liquidate, collect, realize upon, or otherwise dispose of all or any part of the Collateral and the right to occupy, utilize, process and commingle the Collateral. All Agent’s rights and remedies shall be cumulative and not exclusive.

10.2 Collection; Foreclosure. Upon the occurrence and during the continuance of any Event of Default, Agent may, and at the direction of the Required Lenders shall, at any time or from time to time, apply, collect, liquidate, sell in one or more sales, lease or otherwise dispose of, any or all of the Collateral, in its then condition or following any commercially reasonable preparation or processing, in such order as Agent may elect. Any such sale may be made either at public or private sale at its place of business or elsewhere. Borrower agrees that any such public or private sale may occur upon ten (10) calendar days’ prior written notice to Borrower. Agent may require Borrower to assemble the Collateral and make it available to Agent at a place designated by Agent that is reasonably convenient to Agent and Borrower. The proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be applied by Agent in the following order of priorities:

First, to Agent and Lender in an amount sufficient to pay in full Agent’s and Lender’s costs and professionals’ and advisors’ fees and expenses as described in. Section 11.11;

Second, to Lender in an amount equal to the then unpaid amount of the Secured Obligations (including principal, interest, and the Default Rate interest), in such order and priority as Agent may choose in its sole discretion; and

Finally, after the full and final payment in Cash of all of the Secured Obligations, to any creditor holding a junior Lien on the Collateral, or to Borrower or its representatives or as a court of competent jurisdiction may direct.

Agent shall be deemed to have acted reasonably in the custody, preservation and disposition of any of the Collateral if it complies with the obligations of a secured party under the UCC.

10.3 No Waiver. Agent shall be under no obligation to marshal any of the Collateral for the benefit of Borrower or any other Person, and Borrower expressly waives all rights, if any, to require Agent to marshal any Collateral.

10.4 Cumulative Remedies. The rights, powers and remedies of Agent hereunder shall be in addition to all rights, powers and remedies given by statute or rule of law and are cumulative. The exercise of any one or more of the rights, powers and remedies provided herein shall not be construed as a waiver of or election of remedies with respect to any other rights, powers and remedies of Agent.

SECTION 11. MISCELLANEOUS

11.1 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent and duration of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

11.2 Notice. Except as otherwise provided herein, any notice, demand, request, consent, approval, declaration, service of process or other communication (including the delivery of Financial Statements) that is required, contemplated, or permitted under the Loan Documents or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given, delivered, and received upon the earlier of: (i) the day of transmission by electronic mail or hand delivery or delivery by an overnight express service or overnight mail delivery service; or (ii) the third calendar day after deposit in the United States mails, with proper first class postage prepaid, in each case addressed to the party to be notified as follows:

(a)      If to Agent:

HERCULES CAPITAL, INC.

Legal Department

Attention: Chief Legal Officer and Mr. Bryan Jadot

400 Hamilton Avenue, Suite 310

Palo Alto, CA 94301

email: legal@herculestech.com

Telephone: 650-289-3060

(b)      If to Lender:

HERCULES FUNDING III, LLC

Legal Department

Attention: Chief Legal Officer and Mr. Bryan Jadot

400 Hamilton Avenue, Suite 310

Palo Alto, CA 94301

email: legal@herculestech.com

Telephone: 650-289-3060

(c)      If to Borrower:

AVEO PHARMACEUTICALS, INC.

Attention: Chief Financial Officer

One Broadway, 14th Floor

Cambridge, MA 02142

Facsimile: 617-649-2394

Telephone: 617-588-1960

With copies (which shall not constitute notice) to:

AVEO PHARMACEUTICALS, INC.

Attention: Vice President, Legal Affairs

One Broadway, 14th Floor

Cambridge, MA 02142

Facsimile: 617-649-2394

Telephone: 617-588-1960

WILMER CUTLER PICKERING HALE AND DORR LLP

Attention: John D. Sigel, Esq.

60 State Street

Boston, MA 02109

Facsimile: 617-526-5000

Telephone: 617-526-6728

or to such other address as each party may designate for itself by like notice.

11.3 Entire Agreement; Amendments.

(a) This Agreement and the other Loan Documents constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and thereof, and supersede and replace in their entirety any prior proposals, term sheets, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof or thereof (including Agent’s revised proposal letter dated December 6, 2017). None of the terms of this Agreement or any of the other Loan Documents may be amended except by an instrument executed by each of the parties hereto.

(b) None of this Agreement, any other Loan Document, or any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 11.3(b). The Required Lenders and Borrower party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Agent and the Borrower party to the relevant Loan Document may, from time to time, (i) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or (ii) waive, on such terms and conditions as the Required Lenders or the Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (A) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of the Term Loan Advance, reduce the stated rate of any interest or fee payable hereunder) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender’s respective portion of the Term Commitment, in each case without the written consent of each Lender directly affected thereby; (B) eliminate or reduce the voting rights of any Lender under this Section 11.3(b) without the written consent of such Lender; (C) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release a Borrower from its obligations under the Loan Documents (except with respect to a transfer or transaction expressly permitted under this Agreement), in each case without the written consent of all Lenders; or (D) amend, modify or waive any provision of Section 11.19 without the written consent of the Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each Lender and shall be binding upon Borrower, the Lender, the Agent and all future holders of the Loans.

11.4 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

11.5 No Waiver. The powers conferred upon Agent and Lender by this Agreement are solely to protect their rights hereunder and under the other Loan Documents and its interest in the Collateral and shall not impose any duty upon Agent or Lender to exercise any such powers. No omission or delay by Agent or Lender at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by Borrower at any time designated, shall be a waiver of any such right or remedy to which Agent or Lender is entitled, nor shall it in any way affect the rights of Agent or Lender to enforce such provisions thereafter.

11.6 Survival. All agreements, representations and warranties contained in this Agreement and the other Loan Documents or in any document delivered pursuant hereto or thereto shall be for the benefit of Agent and Lender and shall survive the execution and delivery of this Agreement and the expiration or other termination of this Agreement.

11.7 Successors and Assigns. The provisions of this Agreement and the other Loan Documents shall inure to the benefit of and be binding on Borrower and its permitted assigns (if any). Borrower shall not assign its obligations under this Agreement or any of the other Loan Documents without Agent’s express prior written consent, and any such attempted assignment shall be void and of no effect. Except as set forth in Section 11.13, Agent and Lender may assign, transfer, or endorse their rights hereunder and under the other Loan Documents without prior notice to Borrower, and all of such rights shall inure to the benefit of Agent’s and Lender’s successors and assigns.

11.8 Governing Law. This Agreement and the other Loan Documents have been negotiated and delivered to Agent and Lender in the State of California, and shall have been accepted by Agent and Lender in the State of California. Payment to Agent and Lender by Borrower of the Secured Obligations is due in the State of California. This Agreement and the other Loan Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

11.9 Consent to Jurisdiction and Venue. All judicial proceedings (to the extent that the reference requirement of Section 11.10 is not applicable) arising in or under or related to this Agreement or any of the other Loan Documents may be brought in any state or federal court located in the State of California. By execution and delivery of this Agreement, each party hereto generally and unconditionally: (a) consents to nonexclusive personal jurisdiction in Santa Clara County, State of California; (b) waives any objection as to jurisdiction or venue in Santa Clara County, State of California; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement or the other Loan Documents. Service of process on any party hereto in any action arising out of or relating to this Agreement shall be effective if given in accordance with the requirements for notice set forth in Section 11.2, and shall be deemed effective and received as set forth in Section 11.2. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.

11.10 Mutual Waiver of Jury Trial / Judicial Reference.

(a) Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert Person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws. EACH OF BORROWER, AGENT AND LENDER SPECIFICALLY WAIVE ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD-PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY BORROWER AGAINST AGENT, LENDER OR THEIR ASSIGNEES OR BY AGENT, LENDER OR ITS ASSIGNEE AGAINST BORROWER. This waiver extends to all such Claims, including Claims that involve Persons other than Agent, Borrower and Lender; Claims that arise out of or are in any way connected to the relationship among Borrower, Agent and Lender; and any Claims for damages, breach of contract; tort, specific performance, or any equitable or legal relief of any kind, arising out of this Agreement, any other Loan Document.

(b) If the waiver of jury trial set forth in Section 11.10(a) is ineffective or unenforceable, the parties agree that all Claims shall be resolved by reference to a private judge sitting without a jury, pursuant to Code of Civil Procedure Section 638, before a mutually acceptable referee or, if the parties cannot agree, a referee selected by the Presiding Judge of the Santa Clara County, California. Such proceeding shall be conducted in Santa Clara County, California, with California rules of evidence and discovery applicable to such proceeding.

(c) In the event Claims are to be resolved by judicial reference, either party may seek from a court identified in Section 11.9, any prejudgment order, writ or other relief and have such prejudgment order, writ or other relief enforced to the fullest extent permitted by law notwithstanding that all Claims are otherwise subject to resolution by judicial reference.

11.11 Professional Fees. Borrower promises to pay Agent’s and Lender’s reasonable fees and expenses necessary to finalize the loan documentation, including but not limited to reasonable attorneys fees, UCC searches, filing costs, and other reasonable miscellaneous expenses. In addition, Borrower promises to pay any and all reasonable attorneys’ and other professionals’ fees and expenses incurred by Agent and Lender after the Closing Date in connection with or related to: (a) the Loan; (b) the administration, collection, or enforcement of the Loan; (c) the amendment or modification of the Loan Documents; (d) any waiver, consent, release, or termination under the Loan Documents; (e) the protection, preservation, audit, field exam, sale, lease, liquidation, or disposition of Collateral or the exercise of remedies with respect to the Collateral; (f) any legal, litigation, administrative, arbitration, or out of court proceeding in connection with or related to Borrower or the Collateral, and any appeal or review thereof; and (g) any bankruptcy, restructuring, reorganization, assignment for the benefit of creditors, workout, foreclosure, or other action related to Borrower, the Collateral, the Loan Documents, including representing Agent or Lender in any adversary proceeding or contested matter commenced or continued by or on behalf of Borrower’s estate, and any appeal or review thereof

11.12 Confidentiality. Agent and Lender acknowledge that certain items of Collateral and information provided to Agent and Lender by Borrower (including, without limitation, under Sections 7.1 and 7.2 of this Agreement) are confidential and proprietary information of Borrower (the “Confidential Information”) and agrees to exercise the same degree of care that Lender exercises with respect to its own proprietary information of the same types to maintain the confidentially of any such Confidential Information received in connection with this Agreement. Lender agrees that any Confidential Information it may obtain shall not be disclosed to any other person or entity in any manner whatsoever, in whole or in part, without the prior written consent of Borrower, except that Agent and Lender may disclose any such information: (a) to its own directors, officers, employees, accountants, counsel and other professional advisors and to its affiliates if Agent or Lender in its sole discretion determines that any such party should have access to such information in connection with such party’s responsibilities in connection with the Loan or this Agreement and, provided that such recipient of such Confidential Information either (i) agrees to be bound by the confidentiality provisions of this paragraph or (ii) is otherwise subject to confidentiality restrictions that reasonably protect against the disclosure of Confidential Information; (b) if such information is generally available to the public; (c) if required in any report, statement or testimony submitted to any governmental authority having jurisdiction over Agent or Lender; (d) if required in response to any summons or subpoena or in connection with any litigation, to the extent permitted or deemed advisable by Agent’s or Lender’s counsel; (e) to comply with any legal requirement or law applicable to Agent or Lender; (f) to the extent reasonably necessary in connection with the exercise of any right or remedy under any Loan Document, including Agent ’s sale, lease, or other disposition of Collateral after default; (g) to any participant or Assignee of Agent or Lender or any prospective participant or Assignee; provided, that such participant or Assignee or prospective participant or Assignee agrees in writing to be bound by this Section prior to disclosure; or (h) otherwise with the prior consent of Borrower; provided, that any disclosure made in violation of this Agreement shall not affect the obligations of Borrower or any of its affiliates or any guarantor under this Agreement or the other Loan Documents. Lender hereby acknowledges that Borrower is a publicly traded company and the trading in securities of Borrower is subject to applicable securities legislation. Lender hereby further acknowledges that as a result of the disclosure that may be made to it of any Confidential Information, it may possess material, non-public information of Borrower. Accordingly, Lender hereby acknowledges that any trading by its employees, officers, agents or representatives in the securities of Borrower may entail the violation by Lender, its employees, officers, agents or representatives of applicable securities and other legislation and regulations.

11.13 Assignment of Rights. Borrower acknowledges and understands that Agent or Lender may sell and assign all or part of its interest hereunder and under the Note(s) and Loan Documents to any person or entity other than a person or entity reasonably deemed by Lender to be a direct competitor of Borrower (an “Assignee”). After such assignment the term “Agent” or “Lender” as used in the Loan Documents shall mean and include such Assignee, and such

Assignee shall be vested with all rights, powers and remedies of Agent and Lender hereunder with respect to the interest so assigned; but with respect to any such interest not so transferred, Agent and Lender shall retain all rights, powers and remedies hereby given. No such assignment by Agent or Lender shall relieve Borrower of any of its obligations hereunder. Lender agrees that in the event of any transfer by it of the Note(s), it will endorse thereon a notation as to the portion of the principal of the Note(s), which shall have been paid at the time of such transfer and as to the date to which interest shall have been last paid thereon.

11.14 Revival of Secured Obligations. This Agreement and the Loan Documents shall remain in full force and effect and continue to be effective if any petition is filed by or against Borrower for liquidation or reorganization, if Borrower becomes insolvent or makes an assignment for the benefit of creditors, if a receiver or trustee is appointed for all or any significant part of Borrower’s assets, or if any payment or transfer of Collateral is recovered from Agent or Lender. The Loan Documents and the Secured Obligations and Collateral security shall continue to be effective, or shall be revived or reinstated, as the case may be, if at any time payment and performance of the Secured Obligations or any transfer of Collateral to Agent, or any part thereof is rescinded, avoided or avoidable, reduced in amount, or must otherwise be restored or returned by, or is recovered from, Agent, Lender or by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment, performance, or transfer of Collateral had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, avoided, avoidable, restored, returned, or recovered, the Loan Documents and the Secured Obligations shall be deemed, without any further action or documentation, to have been revived and reinstated except to the extent of the full, final, and indefeasible payment to Agent or Lender in Cash.

11.15 Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.

11.16 No Third-Party Beneficiaries. No provisions of the Loan Documents are intended, nor will be interpreted, to provide or create any third-party beneficiary rights or any other rights of any kind in any Person other than Agent, Lender and Borrower unless specifically provided otherwise herein, and, except as otherwise so provided, all provisions of the Loan Documents will be personal and solely among Agent, Lender and Borrower.

11.17 Specific Performance. The parties hereto hereby declare that it is impossible to measure in money the damages which will accrue to Lender by reason of Borrower’s failure to perform any of the obligations under this Agreement and agree that the terms of this Agreement shall be specifically enforceable by Lender. If Lender institutes any action or proceeding to specifically enforce the provisions hereof, any Person against whom such action or proceeding is brought hereby waives the claim or defense therein that Lender has an adequate remedy at law, and such Person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

11.18 Termination of Right to Invest / Right to Convert. Notwithstanding anything to the contrary in this Agreement, the parties hereto hereby affirm and acknowledge that any participation rights, rights of first refusal, rights to invest, conversion rights, notice rights, and similar rights contained in the Original Loan and Security Agreement but omitted from this Agreement have permanently and irrevocably expired, are terminated, and are of no further force and effect. Without limiting the generality of the foregoing, the parties hereto affirm and acknowledge the termination of the participation rights, rights of first refusal, rights to invest, and conversion rights contained in Section 8.1 of the Original Loan and Security Agreement and of the notice provisions contained in Section 8.2 of the Original Loan and Security Agreement (collectively, the “Former Rights”). Further, each party hereto permanently and irrevocably waives, and is retroactively deemed to have waived, (i) any obligation or requirement of the other parties hereto or thereto to perform under, or failure to perform any of such parties’ obligations under, the Former Rights; (ii) any breach of any covenant in connection with the Former Rights; and (iii) any rights, causes of action, or remedies arising from or accruing to such waiving party as a result of the such obligations, requirements, breaches or other deficiencies described in clauses (i) and (ii) of this Section 11.18.

11.19 Agency.

(a) Lender hereby irrevocably appoints Hercules Capital, Inc. to act on its behalf as the Agent hereunder and under the other Loan Documents and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

(b) Lender agrees to indemnify the Agent in its capacity as such (to the extent not reimbursed by Borrower and without limiting the obligation of Borrower to do so), according to its respective Term Commitment percentage (based upon the total outstanding Term Loan Advance) in effect on the date on which indemnification is sought under this Section 11.19, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

(c) Agent in Its Individual Capacity. The Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent and the term “Lender” shall, unless otherwise expressly indicated or unless the context otherwise requires, include each such Person serving as Agent hereunder in its individual capacity.

(d) Exculpatory Provisions. The Agent shall have no duties or obligations to any Lender except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Agent shall not:

(i)	be subject to any fiduciary or other implied duties to any Lender, regardless of whether any default or any Event of Default has occurred and is continuing;

(ii)	have any duty to any Lender to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Agent is required to exercise as directed in writing by the Lender, provided that the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Loan Document or applicable law; and

(iii)	except as expressly set forth herein and in the other Loan Documents, have any duty to any Lender to disclose, and the Agent shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by any Person serving as the Agent or any of its Affiliates in any capacity.

(e) The Agent shall not be liable to any Lender for any action taken or not taken by it (i) with the consent or at the request of the Lender or as the Agent shall believe in good faith shall be necessary, under the circumstances or (ii) in the absence of its own gross negligence or willful misconduct.

(f) The Agent shall not be responsible to any Lender for or have any duty to any Lender to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent.

(g) Reliance by Agent. Agent may rely, and shall be fully protected in acting, or refraining to act, upon, any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document that it has no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of cables, telecopies and telexes, to have been sent by the proper party or parties. In the absence of its gross negligence or willful misconduct, Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to Agent and conforming to the requirements of the Loan Agreement or any of the other Loan Documents. Agent may consult with counsel, and any opinion or legal advice of such counsel shall be full and complete authorization and protection in respect of any action taken, not taken or suffered by Agent hereunder or under any Loan Documents in accordance therewith. Agent shall have the right at any time to seek instructions concerning the administration of the Collateral from any court of competent jurisdiction. Agent shall not be under any obligation to exercise any of the rights or powers granted to Agent by this Agreement, the Loan Agreement and the other Loan Documents at the request or direction of Lenders unless Agent shall have been provided by Lender with adequate security and indemnity against the costs, expenses and liabilities that may be incurred by it in compliance with such request or direction.

11.20 Publicity. None of the parties hereto nor any of its respective member businesses and Affiliates shall, without the other parties’ prior written consent (which shall not be unreasonably withheld or delayed), publicize or use (a) the other party’s name (including a brief description of the relationship among the parties hereto), logo or hyperlink to such other parties’ web site, separately or together, in written and oral presentations, advertising, promotional and marketing materials, client lists, public relations materials or on its web site (together, the “ Publicity Materials”); (b) the names of officers of such other parties in the Publicity Materials; and (c) such other parties’ name, trademarks, servicemarks in any news or press release concerning such party; provided however, notwithstanding anything to the contrary herein, no such consent shall be required (i) to the extent necessary to comply with the requests of any regulators, legal requirements or laws (including any securities laws or regulations) applicable to such party, pursuant to any listing agreement with any national securities exchange (so long as such party provides prior notice to the other party hereto to the extent reasonably practicable) and (ii) to comply with Section 11.12.

11.21 Amendment and Restatement. This Agreement amends and restates in its entirety the Original Loan and Security Agreement effective as of the date hereof. Anything contained herein to the contrary notwithstanding, this Agreement is not intended to and shall not serve to effect a novation of the “Secured Obligations” (as defined in the Original Loan and Security Agreement). Instead, it is the express intention of the parties hereto to reaffirm the indebtedness, obligations and liabilities created under the Original Loan and Security Agreement which is secured by the Collateral pursuant to the terms of the applicable Loan Documents, except as modified hereby. Each Borrower acknowledges and confirms that the liens and security interests granted pursuant to the applicable Loan Documents secure the applicable indebtedness, liabilities and obligations of Borrower to the Lenders under the Original Loan and Security Agreement, as amended and restated by this Agreement, the Loan Documents shall continue in full force and effect in accordance with their terms unless otherwise amended by the parties thereto, and that the term “Secured Obligations” as used in the Loan Documents (or any other term used therein to describe or refer to the indebtedness, liabilities and obligations of Borrower to Agent and the Lenders) includes, without limitation, the indebtedness, liabilities and obligations of Borrower under this Agreement, and under the Original Loan and Security Agreement, as amended and restated hereby, as the same further may be amended, modified, supplemented and/or restated from time to time. The Loan Documents and all agreements, instruments and documents executed or delivered in connection with any of the foregoing shall each be deemed to be amended to the extent necessary to give effect to the provisions of this Agreement. Each reference to the “Loan and Security Agreement” in any Loan Document shall mean and be a reference to this Agreement (as further amended, restated, supplemented or otherwise modified from time to time).

(SIGNATURES TO FOLLOW)

IN WITNESS WHEREOF, Borrower, Agent and Lender have duly executed and delivered this Amended and Restated Loan and Security Agreement as of the day and year first above written.

BORROWER:

AVEO PHARMACEUTICALS, INC.

Signature:	/s/ Matthew Dallas
Name:	Matthew Dallas
Title:	Chief Financial Officer

Accepted in Palo Alto, California:

AGENT:

HERCULES CAPITAL, INC.

Signature:	/s/ Jennifer Choe

Print Name:	Jennifer Choe

Title:	Assistant General Counsel

LENDER:

HERCULES FUNDING III, LLC

Signature:	/s/ Jennifer Choe

Print Name:	Jennifer Choe

Title:	Assistant General Counsel

Table of Exhibits and Schedules

Exhibit A:	Advance Request Attachment to Advance Request

Exhibit B:	Term Note

Exhibit C:	Name, Locations, and Other Information for Borrower

Exhibit D:	Borrower’s Patents, Trademarks, Copyrights and Licenses

Exhibit E:	Borrower’s Deposit Accounts and Investment Accounts

Exhibit F:	Compliance Certificate

Exhibit G:	Joinder Agreement

Exhibit H:	ACH Debit Authorization Agreement

Schedule 1.1	Commitments
Schedule 1A	Existing Permitted Indebtedness
Schedule 1B	Existing Permitted Investments
Schedule 1C	Existing Permitted Liens
Schedule 1D	Subsidiaries
Schedule 5.5	Actions Before Governmental Authorities
Schedule 5.9	Intellectual Property Claims
Schedule 5.10	Intellectual Property
Schedule 5.11	Borrower Products

EXHIBIT A

ADVANCE REQUEST

To:	Agent:	Date: , 2017
Hercules Capital, Inc. (the “Agent”) 400 Hamilton Avenue, Suite 310 Palo Alto, CA 94301 email: legal@herculestech.com Attn:

AVEO Pharmaceuticals, Inc. (“Borrower”) hereby requests from Hercules Funding III, LLC (“Lender”) a Term Loan Advance in the amount of Dollars ($ ) on , (the “Advance Date”) pursuant to the Amended and Restated Loan and Security Agreement among Borrower, Agent and Lender (as amended, the “Agreement”). Capitalized words and other terms used but not otherwise defined herein are used with the same meanings as defined in the Agreement.

Please:
(a)	Issue a check payable to Borrower
or
(b)	Wire Funds to Borrower’s account

Bank:
Address:

ABA Number:
Account Number:
Account Name:
Contact Person:
Phone Number To Verify Wire Info:
Email address:

Borrower represents that the conditions precedent to the Term Loan Advance set forth in the Agreement are satisfied and shall be satisfied upon the making of such Term Loan Advance, including but not limited to: (i) that no event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing; (ii) that the representations and warranties set forth in the Agreement are and shall be true and correct in all material respects on and as of the Advance Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date; (iii) that Borrower is in compliance in all material respects with all the terms and provisions set forth in each Loan Document on its part to be observed or performed; and (iv) that as of the Advance Date, no fact or condition exists that would (or would, with the passage of time, the giving of notice, or both) constitute an Event of Default under the Loan Documents. Borrower understands and acknowledges that Agent has the right to review the financial information supporting this representation and, based upon such review in its sole discretion, Lender may decline to fund the requested Term Loan Advance.

Borrower hereby represents that Borrower’s corporate status and locations have not changed since the date of the Agreement or, if the Attachment to this Advance Request is completed, are as set forth in the Attachment to this Advance Request.

Borrower agrees to notify Agent promptly before the funding of the Term Loan Advance if any of the matters which have been represented above shall not be true and correct on the Borrowing Date and if Agent has received no such notice before the Advance Date then the statements set forth above shall be deemed to have been made and shall be deemed to be true and correct as of the Advance Date.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO ADVANCE REQUEST]

Executed as of                     , 2017.

BORROWER:

AVEO PHARMACEUTICALS, INC.

SIGNATURE:
TITLE:	Chief Financial Officer
PRINT NAME:	Matthew Dallas

ATTACHMENT TO ADVANCE REQUEST

Dated:

Borrower hereby represents and warrants to Agent that Borrower’s current name and organizational status is as follows:

Name:	AVEO Pharmaceuticals, Inc.

Type of organization:	Corporation

State of organization:	Delaware

Organization file number:	3444819

Borrower hereby represents and warrants to Agent that the street addresses, cities, states and postal codes of its current locations are as follows:

AVEO PHARMACEUTICALS, INC.

One Broadway, 14th Floor

Cambridge, Massachusetts 02142

EXHIBIT B

SECURED TERM PROMISSORY NOTE

$[ ],000,000	Advance Date: , 20[ ]
Maturity Date: , 20[ ]

FOR VALUE RECEIVED, AVEO Pharmaceutical, Inc., a Delaware corporation, for itself and each of its Qualified Subsidiaries (the “Borrower”) hereby promises to pay to the order of Hercules Funding III, LLC, a Delaware limited liability company, or the holder of this Note (the “Lender”) at 400 Hamilton Avenue, Suite 310, Palo Alto, CA 94301 or such other place of payment as the holder of this Secured Term Promissory Note (this “Promissory Note”) may specify from time to time in writing, in lawful money of the United States of America, the principal amount of [ ] Million Dollars ($[ ],000,000) or such other principal amount as Lender has advanced to Borrower, together with interest at a rate as set forth in Section 2.1(c) of the Loan Agreement based upon a year consisting of 360 days, with interest computed daily based on the actual number of days in each month.

This Promissory Note is the Note referred to in, and is executed and delivered in connection with, that certain Amended and Restated Loan and Security Agreement dated December 28, 2017, by and among Borrower, Hercules Capital, Inc., a Maryland corporation (the “Agent”) and the several banks and other financial institutions or entities from time to time party thereto as lender (as the same may from time to time be amended, modified or supplemented in accordance with its terms, the “Loan Agreement”), and is entitled to the benefit and security of the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement), to which reference is made for a statement of all of the terms and conditions thereof. All payments shall be made in accordance with the Loan Agreement. All terms defined in the Loan Agreement shall have the same definitions when used herein, unless otherwise defined herein. An Event of Default under the Loan Agreement shall constitute a default under this Promissory Note.

Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest under the UCC or any applicable law. Borrower agrees to make all payments under this Promissory Note without setoff, recoupment or deduction and regardless of any counterclaim or defense. This Promissory Note has been negotiated and delivered to Lender and is payable in the State of California. This Promissory Note shall be governed by and construed and enforced in accordance with, the laws of the State of California, excluding any conflicts of law rules or principles that would cause the application of the laws of any other jurisdiction.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO SECURED TERM PROMISSORY NOTE]

BORROWER FOR ITSELF AND

ON BEHALF OF ITS QUALIFIED SUBSIDIARIES

AVEO PHARMACEUTICALS, INC.

By:

Title:

EXHIBIT C

NAME, LOCATIONS, AND OTHER INFORMATION FOR BORROWER

1.	Borrower represents and warrants to Agent that Borrower’s current name and organizational status as of the Closing Date is as follows:

Name:	AVEO Pharmaceuticals, Inc.

Type of organization:	Corporation

State of organization:	Delaware

Organization file number:	3444819

2.	Borrower represents and warrants to Agent that for five (5) years prior to the Closing Date, Borrower did not do business under any other name or organization or form except the following:

Name: AVEO Oncology (d/b/a)

Used during dates of: May 16, 2012 - Present

Type of Organization: N/A

State of organization: N/A

Organization file Number: N/A

Borrower’s fiscal year ends on: N/A

Borrower’s federal employer tax identification number is: N/A

Borrower was originally incorporated in Delaware on October 19, 2001. From October 19, 2001 to March 1, 2005, the Borrower’s legal name was GenPath Pharmaceuticals, Inc.

3.	Borrower’s fiscal year ends on December 31.

4.	Borrower’s federal employer tax identification number is 04-3581650.

5.	Borrower represents and warrants to Agent that, as of the Closing Date, (i) its chief executive office and principal place of business are located at One Broadway, 14th Floor, Cambridge, Massachusetts 02142 and (ii) the locations of its Subsidiaries are incorporated by reference herein from Schedule 1D.

EXHIBIT D

BORROWER’S PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES

Patents

The following is a list of patents and pending patent applications owned by the Company.

Company Ref.	Application Ser. No.	Filing Date	Patent No.
AV 50A US	US 11/757,094	01 Jun 2007	US 7,659,378
AV 50A US DIV3	US 13/589,652	20 Aug 2012	US 8,575,318
AV 50A HK	HK 09107469.8	23 Dec 2008	HK 1129394
AV 50A JP DIV	JP 2010-167648	26 Jul 2010	JP5528246
AV 50B US	US 11/757,059	01 Jun 2007	US 7,649,083
AV 50B US DIV	US 12/632,765	07 Dec 2009	US 7,943,344
AV 50B US DIV2	US 13/051,481	18 Mar 2011	US 8,273,355
AV 50B US DIV3	US 13/589,664	20 Aug 2012	US 8,580,930
AV 50B US DIV4	US 14/044,278	2 Oct 2013	US 9,096,664
AV 50B AR	AR P070102389	01 Jun 2007
AV 50B AU	AU 2007-254942	19 Dec 2008	AU 2007-7254942
AV 50B BR	BR PI 0712222-5	02 Dec 2008
AV 50B CA	CA 2,654,025	28 Nov 2008	CA 2,654,025
AV 50B CN	CN 200780020105.1	01 Dec 2008	CN ZL200780020105.1
AV 50B EP	EP 07795599.5	23 Dec 2008	EP 2027156[1]
AV 50B HK	HK 09107470.5	01 Jun 2007	HK 1129395
AV 50B IL	IL 195,037	02 Nov 2008	IL 195,037
AV 50B IN	IN 8/CHENP/2009	01 Jan 2009	IN 277111
AV 50B JP	JP 2009-513295	01 Dec 2008	JP 4686634
AV 50B JP DIV2	JP 2012-269474	10 Dec 2012	JP 5735476
AV 50B KR	KR 10-2008-7032083	30 Dec 2008	KR 10-1196060
AV 50B MX	MX /a/2008/014829	21 Nov 2008	MX 285256
AV 50B NO	NO 2008 5421	30 Dec 2008
AV 50B NZ	NZ 573818	19 Dec 2008	NZ 573818
AV 50B PH	PH 12008502644	02 Dec 2008	PH 12008502644
AV 50B SG DIV	SG 2009 08089.6	30 Dec 2008	SG 158112
AV 50B ZA	ZA 2008/09484	06 Nov 2008	ZA 2008/09484
AV 55 US	US 12/360,790	27 Jan 2009	US 7,544,476
AV 57 US	US 13/082,852	08 Apr 2011	US 8,481,687
AV 57 US D1	US 13/919,582	05 Jun 2013	US 9,228,021
AV 57 US D2	US 14/987,374	30 Nov 2015	US 9,598,498
AV 57 US D3	US 15/448,164	02 Mar 2017
AV 57 AR	AR P 110101193	08 Apr 2011

Company Ref.	Application Ser. No.	Filing Date	Patent No.
AV 57 AU	AU 2011245636	08 Apr 2011	AU 2011245636
AV 57 BR	BR 11 2012025730-7	08 Apr 2011
AV 57 CA	CA 2,795,799	08 Apr 2011
AV 57 CN	CN 201180018228.8	08 Apr 2011	CN 2153565
AV 57 CN D1	CN 20161416972	08 Apr 2011
AV 57 EP	EP 11722942.7	08 Apr 2011	EP 2 566 895[2]
AV 57 HK	HK 1178184		HK 1178184
AV 57 ID	ID W02012 04487	08 Apr 2011
AV 57 IL	IL 222,272	08 Apr 2011
AV 57 IN	9433/CHENP/2012	08 Apr 2011
AV 57 JP	JP 2013-503998	08 Apr 2011	JP 2906233
AV 57 KR	KR 10-2012-7029296	08 Apr 2011
AV 57 MX	MX/a/2012/011718	08 Apr 2011	MX 343227
AV 57 NZ	NZ 603271	08 Apr 2011	NZ 603271
AV 57 PH	PH 1-2012-502022	08 Apr 2011
AV 57 RU	RU 2012147591	08 Apr 2011	RU 2568051C2
AV 57 ZA	ZA 2012/08290	08 Apr 2011	ZA 2012/08290
AV 68 US	US 14/349,916	04 Apr 2014	Allowed
AV 68 AU	AU 2012318541	05 Oct 2012
AV68 CA	CA 2851314	05 Oct 2012
AV 68 CN	CN 103959065	05 Oct 2012
AV 68 EP	EP 12775896.9	05 Oct 2012
AV 68 HK	HK 15100823.6
AV 68 JP	JP 2014-535749	05 Oct 2012	JP6169085 (B2)
AV 68 JPDIV	JP 2017-12204
AV 73 US	US 14/137,415	20 Dec 2013	US 9,175,076
AV 73 US Div	US 14/863,870	24 SEP 2015	US 9,725,505
AV 73 US D2	US 15/655,263
AV 73 AR	P130105017	20 Dec 2013
AV 73 AU	AU 2013364133	20-Dec-2013
AV 73 BR	BR 112015014768-2	20 Dec-2013
AV 73 CA	CA 2896076	20 Dec 2013
AV 73 CN	201380073317.1	20-Dec-2013
AV 73 EA	201591198	20 Dec-2013	AV 73 EA
AV 73 EP	13827058.2	20 Dec 2013	AV 73 EP
AV 73 HK	16103611.5	30 Mar 2016	AV 73 HK
AV 73 IN	4222/CHENP/2015	20-Dec-2013	AV 73 IN
AV 73 JP	2015-549810	20 Dec-2013	AV 73 JP
AV 73 KR	10-2015-7019881	20 Dec 2013	AV 73 KR
AV 73 MX	MX/a/2015/007751	20-Dec-2013	AV 73 MX
AV 74 US	14/653,684	18-Jun-2015
AV 74 EP	2935330	19 Dec 2013

Company Ref.	Application Ser. No.	Filing Date	Patent No.
AV 77 US	15/320,094	19 Jun 2015
AV 77 EP	EP 15742142.1	19 Jun 2015
AV 77 JP	JP 2016-573772	19 Jun 2015
AV 78 US	15/320,101	19 Jun 2015
AV 78 AU	AU 2015276800	19 Jun 2015
AV 78 BR	BR 112016029820-9	19 Jun 2015
AV 78 CA	CA 2952032	19 Jun 2015
AV 78 EA	EA 201790051	19 Jun 2015
AV 78 EP	EP 15742143.9	19 Jun 2015
AV 78 JP	JP 2016-573762	19 Jun 2015
AV 78 MX	MX/a/2016/016826	19 Jun 2015
AV80 US	15/513,021	25 Sep 2015
AV80 EP	EP 15777810.1	25 Sep 2015
AV82 PCT	PCT/US2017030156	28 Apr 2017

1.	EP 2027156 is validated in the following jurisdictions: AT, BE, BG, CH/LI, CY, CZ, DE, DK, EE, ES, FI, FR, GB, GR, HU, IE, IS, IT, LT, LU, LV, MC, MT, NL, PL, PT, RO, SE, SI, SK, TR
2.	EP 2566895 is validated in the following jurisdictions: DE, ES, FR, IT, UK

Trademarks

The following is a list of registered trademarks and pending applications owned by Company:

Mark	Country	Filing Date	Appln. No.	Reg. No.
AVEO (name)	United States	30 Jul 2004	78459583	3276293
	United States	20 Jan 2012	85520940	4198292
	Canada	30 Dec 2004	1243421	722251
	E.U. (CTM)	20 Dec 2004	4217493	4217493
	Japan	14 Dec 2004	2004-114054	4875968
	WIPO	08 Nov 2011	A0027069	1099180

	Argentina	10 Feb 2012	3145041	2694330
	Australia	05 Feb 2012	1099180	1099180
	Brazil	09 Feb 2012	840023138	840023138
	Chile	27 Apr 2012	1005020	960739
	China	22 Feb 2012	10516934	10516934
	Hong Kong	07 Feb 2012	302154690	302154690
	India	10 Feb 2012	2281079
	Indonesia	06 Mar 2012	D002012010335	IDM000421792
	Israel	05 Feb 2012	1099180	246499

	Kuwait	09 Feb 2012	127382	108998
	Malaysia	17 Feb 2012	2012002339	2012002339
	Mexico	14 Feb 2012	1249187	1296494
	New Zealand	07 Feb 2012	856093	856093
	Norway	08 Nov 2011	1099180	1099180
	Philippines	10 Feb 2012	4-2012-001658	402012-001658
	Singapore	05 Feb 2012	1099180	1099180
	Saudi Arabia	29 Aug 2012	191537	143403566
	South Africa	09 Feb 2012	2012/03042	2012/03042
	South Korea	10 Feb 2012	40-2012-8506	40-951071
	Switzerland	08 Nov 2011	1099180	1099180
	Taiwan	24 Feb 2012	101009019	1556411
	Thailand	14 Feb 2012	835817	TM417336
	U.A.E.	21 Jul 2012	170024
AVEO (logo)	United States	10 Mar 2005	78584457	3276709
	United States	20 Jan 2012	85520963	4198296
AVEO ONCOLOGY (logo)	United States	29 Nov 2016	87250643
AVEO ONCOLOGY	United States	09 May 2012	85620285	4314726
THE HUMAN RESPONSE (stylized)	E.U. (CTM)	07 Feb 2012	010623007	010623007
Flame design	E.U. (CTM)	17 Feb 2017	016380297
FOTIVDA	United States	30 Mar 2015	86580973	4984746
	Canada	30 Sep 2015	1748326	Allowed
	E.U. (CTM)	29 Sep 2015	1271738	1271738
	WIPO	31 Oct 2011	A0026930	1097354
	WIPO	29 Sep 2015	1271738	1271738
	Albania	29 Sep 2015	1271738	1271738
	Armenia	29 Sep 2015	1271738	1271738
	Australia	29 Sep 2015	1271738	1271738
	Azerbaijan	29 Sep 2015	1271738
	Belarus	29 Sep 2015	1271738	1271738
	Chile	04 Feb 2013	1044533	1031509
	Colombia	25 Jan 2013	1097354	1097354
	Colombia	29 Sep 2015	1271738
	Croatia	29 Sep 2015	1271738	1271738
	Georgia	25 Jan 2013	1097354	1097354
	Egypt	29 Sep 2015	1271738
	Georgia	29 Sep 2015	1271738
	Iceland	29 Sep 2015	1271738	1271738
	Kazakhstan	29 Sep 2015	1271738	1271738
	Kyrgyzstan	29 Sep 2015	1271738
	Mexico	31 Jan 2013	1344720	1384174
	Moldova	29 Sep 2015	1271738	1271738
	New Zealand	29 Sep 2015	1271738	1271738

	Norway	29 Sep 2015	1271738	1271738
	Russia	29 Sep 2015	1271738	1271738
	Switzerland	29 Sep 2015	1271738	1271738
	Tajikistan	29 Sep 2015	1271738	1271738
	Turkmenistan	29 Sep 2015	1271738
	Ukraine	29 Sep 2015	1271738
	Uzbekistan	29 Sep 2015	1271738
FOTIVDA Logo	United States	13 Feb 2013	85849026	4951641
	E.U. (CTM)	22 Feb 2013	1152960	1152960
	WIPO	22 Feb 2013	1152960	1152960
HUMAN RESPONSE PLATFORM	United States	01 Dec 2009	77882954	3788951
JARTIXO	E.U. (CTM)	31 Oct 2011	1097353	1097353
	WIPO	23 Oct 2011	A0026928	1097353
	Australia	25 Jan 2013	1097353	1097353
	Chile	04 Feb 2013	1044532	1031507
	Colombia	25 Jan 2013	1097353	1097353
	Croatia	25 Jan 2013	1097353	1097353
	Georgia	25 Jan 2013	1097353	1097353
	Iceland	25 Jan 2013	1097353	1097353
	Mexico	31 Jan 2013	1347719	1371375
	New Zealand	25 Jan 2013	1097353	1097353
	Norway	06 Dec 2011	1097353	1097353
	Russia	25 Jan 2013	1097353	1097353
	Switzerland	06 Dec 2011	1097353	1097353
	Ukraine	25 Jan 2013	1097353	1097353
SCIENCE. PASSION. IMPACT.	United States	07 Nov 2011	85466202	4146761
STOTIXA	Argentina	04 Jun 2012	3169215	2598406
	Colombia	31May 2012	2012091537	463598
	Mexico	26 Apr 2012	1269427	1314267
	New Zealand	31 May 2012	959769	959769
THE HUMAN RESPONSE	United States	06 Feb 2012	85534976	4200327
TIVOZIB	E.U. (CTM)	20 Apr 2011	9908567	9908567
	New Zealand	13 Apr 2011	840216	840216
	Switzerland	13 Apr 2011	54677/2011	617741
TIVZ	E.U. (CTM)	13 Feb 2012	10638047	010638047

Licenses

The following is a list of licenses of the Company:

Dana Farber Cancer Institute

Exclusive Patent License dated March 19, 2002

This is a license under U.S. Patent Nos. 6,639,121 and 7,371,515 which cover the Company’s mouse models of cancer, and their use in screens to identify new cancer targets (respectively).

License terminated with respect to patents; know-how agreement remains in place.

Lonza Biologics

GS Research Evaluation Agreement dated May 22, 2006

This is a research license under certain Lonza patents for research purposes.

Kyowa Hakko Kirin (formerly Kirin Brewery Company, Ltd.)

License Agreement dated December 21, 2006

This is an exclusive license under certain Kirin patents to conduct clinical trials and to commercialize (outside of Asia) a novel anti-cancer drug known as tivozanib.

Dyax Corporation

Antibody License Agreement dated June 27, 2008

This is a research license under certain Dyax patents for research purposes.

Ocimum Biosolutions, Inc. (formerly GeneLogic)

License Agreements dated September 20, 2007 and March 31, 2009

These are research licenses to use certain GeneLogic databases for research purposes.

Cephalon, Inc. (formerly Arana Therapeutics; EvoGenix PTY Limited)

License Agreement dated September 25, 2007

This is a commercial license under certain Cephalon patents for the development and commercialization of antibodies using Cephalon’s superhumanization technology.

OSI Pharmaceuticals, Inc.

Amended and Restated Collaboration and License Agreement dated July 16, 2009

The research program under this agreement concluded in June 2011.

Selexis, SA

Commercial License Agreement May 31, 2011

This is a commercial license agreement under certain Selexis patents for the development and commercialization of AVEO’s ErbB3 inhibitory antibody, using Selexis’ cell line development platform.

St. Vincent’s Hospital Sydney Limited

License Agreement dated July 2, 2012

This is an exclusive license agreement under which AVEO will develop and commercialize a therapeutic antibody for treatment of cachexia.

Biodesix, Inc.

Co-Development and Collaboration Agreement dated April 9, 2014

AVEO and Biodesix will develop and commercialize AVEO’s HGF inhibitory antibody ficlatuzumab, with Biodesix’s proprietary companion diagnostic test, VeriStrat®, a serum protein test that is commercially available to help physicians guide treatment decisions for patients with advanced non small-cell lung cancer.

Selexis, SA

Commercial License Agreement July 17, 2014

This is a commercial license agreement under certain Selexis patents for the development and commercialization of AVEO’s GDF15 inhibitory antibody, using Selexis’ cell line development platform.

Novartis International Pharmaceutical Ltd.

License Agreement dated August 13, 2015

This is a commercial license agreement under which AVEO has provided Novartis an exclusive license to commercialize AVEO’s GDF15 inhibitory antibody, including a sublicense under AVEO’s License Agreement with St. Vincent’s Hospital Sydney Limited.

EUSA Pharma (UK) Limited

License Agreement dated December 18, 2015

This is a commercial license agreement under which AVEO has provided EUSA an exclusive license to commercialize AVEO’s small molecule vascular endothelial growth factor (VEGF) tyrosine kinase inhibitor, tivozanib, in Europe, Latin America (excluding Mexico), Africa, Australasia and New Zealand, for the diagnosis, prevention and treatment of any diseases and conditions in humans other than non-oncologic diseases or conditions of the eye in humans.

CANbridge Life Sciences

License Agreement dated March 21, 2016

This is a commercial license agreement under which AVEO has provided CANbridge an exclusive license to commercialize AVEO’s clinical stage ErbB3 (HER3) inhibitory antibody, in all territories excluding the United States, Canada and Mexico.

GenOway, S.A.

License Agreement dated December 19, 2016

This is a research license under certain genOway patents related to knock-in bioengineering technology.

Biogen Idec International GmbH

Option and License Agreement, dated as of March 18, 2009, as amended by Amendment No. 1 to Option and License Agreement, dated as of March 18, 2014

This was initially an exclusive option and license agreement regarding the development and commercialization of AV-203 for the potential treatment and diagnosis of cancer and other diseases outside of North America. Pursuant to the Amendment, Biogen agreed to the termination of its rights and obligations under the agreement, and as a result, AVEO regained worldwide rights to AV-203. The Company is obligated to pay Biogen certain milestone and royalty payments.

Domain Names

The following is a list of domain names of the Company:

AVEOBIOONCOLOGY.COM

AVEOBIOONCOLOGY.NET

AVEOBIOONCOLOGY.ORG

AVEOBIOTHERAPEUTICS.COM

AVEOBIOTHERAPEUTICS.NET

AVEOBIOTHERAPEUTICS.ORG

AVEONCOLOGY.COM

AVEOONCO.COM

AVEOONCO.NET

AVEOONCO.ORG

AVEOONCOLOGY.COM

AVEOONCOLOGY.NET

AVEOONCOLOGY.ORG

AVEOONCOTHERAPEUTICS.COM

AVEOONCOTHERAPEUTICS.NET

AVEOONCOTHERAPEUTICS.ORG

AVEOPHARMA.COM

AVEOTHERAPEUTICS.COM

AVEOTHERAPEUTICS.NET

AVEOTHERAPEUTICS.ORG

FICLATUZUMAB.COM

FICLATUZUMAB.NET

FICLATUZUMAB.ORG

FOTIVDA.COM

FOTIVDA.NET

FOTIVDA.ORG

HUMANRESPONSEPLATFORM.COM

HUMANRESPONSEPLATFORM.NET

HUMANRESPONSEPLATFORM.ORG

THEHUMANRESPONSE.COM

THEHUMANRESPONSE.NET

THEHUMANRESPONSE.ORG

TIVOZANIB.COM

TIVOZANIB.INFO

TIVOZANIB.MOBI

TIVOZANIB.NET

TIVOZANIB.ORG

EXHIBIT E

BORROWER’S DEPOSIT ACCOUNTS AND INVESTMENT ACCOUNTS

Comerica Bank

226 Airport Parkway

San Jose, CA 95110

Telephone: (617) 757-6302

AVEO Pharmaceuticals, Inc.: Main Operating Acct.

AVEO Pharmaceuticals, Inc.: Savings Acct.

State Street Bank & Trust Company

1200 Crown Colony Drive, CC1-3

Quincy, MA 02169

Telephone: (617) 537-4409

AVEO Pharmaceuticals, Inc.: Investment Acct.

AVEO Securities Corporation: Investment Acct.

EXHIBIT F

COMPLIANCE CERTIFICATE

Hercules Capital, Inc. (as “Agent”)

400 Hamilton Avenue, Suite 310

Palo Alto, CA 94301

Reference is made to that certain Amended and Restated Loan and Security Agreement dated December 28, 2017 and the Loan Documents (as defined therein) entered into in connection with such Amended and Restated Loan and Security Agreement all as may be amended from time to time (hereinafter referred to collectively as the “Loan Agreement”) by and among Hercules Capital, Inc. (the “Agent”), the several banks and other financial institutions or entities from time to time party thereto (collectively, the “Lender”) and Hercules Capital, Inc., as agent for the Lender (the “Agent”) and AVEO Pharmaceuticals, Inc. (the “Company”) as Borrower. All capitalized terms not defined herein shall have the same meaning as defined in the Loan Agreement.

The undersigned is an Officer of the Company, knowledgeable of all Company financial matters, and is authorized to provide certification of information regarding the Company; hereby certifies, in such capacity, that in accordance with the terms and conditions of the Loan Agreement, the Company is in compliance for the period ending                          of all covenants, conditions and terms and hereby reaffirms that all representations and warranties contained therein are true and correct on and as of the date of this Compliance Certificate with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, after giving effect in all cases to any standard(s) of materiality contained in the Loan Agreement as to such representations and warranties, or except as otherwise disclosed below; provided, that any such disclosures cannot be used to cure any earlier breaches of the representations and warranties contained in the Loan Agreement. Attached are the required documents supporting the above certification. The undersigned further certifies that these are prepared in accordance with GAAP (except for the absence of footnotes with respect to unaudited financial statement and subject to normal year-end adjustments) and are consistent from one period to the next except as explained below.

REPORTING REQUIREMENT	REQUIRED	CHECK IF ATTACHED

Interim Financial Statements	Monthly within 30 days

Interim Financial Statements	Quarterly within 30 days

Audited Financial Statements	FYE within 90 days

Intellectual Property on Exhibit D	Quarterly within 30 days

Disclosures regarding representations and warranties:

The undersigned hereby also confirms the below disclosed accounts represent all depository accounts and securities accounts presently open in the name of each Borrower or Borrower Subsidiary/Affiliate, as applicable.

Have any depository or securities accounts been opened since the last Compliance Certificate?

YES/NO

		Depository AC #	Financial Institution	Account Type (Depository / Securities)	Last Month Ending Account Balance	Purpose of Account
BORROWER Name/Address:
1
2
3
4
5
6
7
BORROWER SUBSIDIARY / AFFILIATE COMPANY Name/Address
1
2
3
4
5
6
7

AVEO PHARMACEUTICALS, INC.

By:

Name:

Its:

EXHIBIT G

FORM OF JOINDER AGREEMENT

This Joinder Agreement (the “Joinder Agreement”) is made and dated as of [                    ], 20[    ], and is entered into by and between                                         ., a                                  corporation (“Subsidiary”), and HERCULES CAPITAL, INC., a Maryland corporation (as “Agent”).

RECITALS

A. Subsidiary’s Affiliate, AVEO Pharmaceuticals, Inc. (“Company”) has entered into that certain Amended and Restated Loan and Security Agreement dated December 28, 2017, with the several banks and other financial institutions or entities from time to time party thereto as lender (collectively, the “Lender”) and the Agent, as such agreement may be amended (the “Loan Agreement”), together with the other agreements executed and delivered in connection therewith;

B. Subsidiary acknowledges and agrees that it will benefit both directly and indirectly from Company’s execution of the Loan Agreement and the other agreements executed and delivered in connection therewith;

AGREEMENT

NOW THEREFORE, Subsidiary and Agent agree as follows:

1.	The recitals set forth above are incorporated into and made part of this Joinder Agreement. Capitalized terms not defined herein shall have the meaning provided in the Loan Agreement.

2.	By signing this Joinder Agreement, Subsidiary shall be bound by the terms and conditions of the Loan Agreement the same as if it were the Borrower (as defined in the Loan Agreement) under the Loan Agreement, mutatis mutandis, provided however, that (a) with respect to (i) Section 5.1 of the Loan Agreement, Subsidiary represents that it is an entity duly organized, legally existing and in good standing under the laws of [ ], (b) neither Agent nor Lender shall have any duties, responsibilities or obligations to Subsidiary arising under or related to the Loan Agreement or the other Loan Documents, (c) that if Subsidiary is covered by Company’s insurance, Subsidiary shall not be required to maintain separate insurance or comply with the provisions of Sections 6.1 and 6.2 of the Loan Agreement, and (d) that as long as Company satisfies the requirements of Section 7.1 of the Loan Agreement, Subsidiary shall not have to provide Agent separate Financial Statements. To the extent that Agent or Lender has any duties, responsibilities or obligations arising under or related to the Loan Agreement or the other Loan Documents, those duties, responsibilities or obligations shall flow only to Company and not to Subsidiary or any other Person or entity. By way of example (and not an exclusive list): (i) Agent’s providing notice to Company in accordance with the Loan Agreement or as otherwise agreed among Company, Agent and Lender shall be deemed provided to Subsidiary; (ii) a Lender’s providing an Advance to Company shall be deemed an Advance to Subsidiary; and (iii) Subsidiary shall have no right to request an Advance or make any other demand on Lender.

3.	Subsidiary agrees not to certificate its equity securities without Agent’s prior written consent, which consent may be conditioned on the delivery of such equity securities to Agent in order to perfect Agent’s security interest in such equity securities.

4.

Subsidiary acknowledges that it benefits, both directly and indirectly, from the Loan Agreement, and hereby waives, for itself and on behalf on any and all successors in interest (including without limitation any assignee for the benefit of creditors, receiver, bankruptcy trustee or itself as debtor-in-possession under any bankruptcy proceeding) to the fullest extent provided by law, any and all claims, rights or defenses to the enforcement of this Joinder Agreement on the basis that (a) it failed to receive adequate consideration for the execution and delivery of this Joinder Agreement or (b) its obligations under this Joinder Agreement are avoidable as a fraudulent conveyance.

5.	As security for the prompt, complete and indefeasible payment when due (whether on the payment dates or otherwise) of all the Secured Obligations, Subsidiary grants to Agent a security interest in all of Subsidiary’s right, title, and interest in and to the Collateral.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO JOINDER AGREEMENT]

SUBSIDIARY:

                                                                                      .

By:

Name:

Title:

Address:

Telephone:

email:

AGENT:

HERCULES CAPITAL, INC.

By:

Name:

Title:

Address:

400 Hamilton Ave., Suite 310

Palo Alto, CA 94301

email: legal@herculestech.com

Telephone: 650-289-3060

EXHIBIT H

ACH DEBIT AUTHORIZATION AGREEMENT

Hercules Funding III, LLC

400 Hamilton Avenue, Suite 310

Palo Alto, CA 94301

Re: Amended and Restated Loan and Security Agreement dated                                         , 2017 (the “Agreement”) by and among AVEO Pharmaceuticals, Inc. (“Borrower”) and Hercules Capital, Inc., as agent (“Company”) and the lenders party thereto (collectively, the “Lender”)

In connection with the above referenced Agreement, the Borrower hereby authorizes the Company to initiate debit entries for (i) the periodic payments due under the Agreement and (ii) upon prior notice to Borrower, out-of-pocket legal fees and costs incurred by Agent or Lender pursuant to Section 11.11 of the Agreement to the Borrower’s account indicated below. The Borrower authorizes the depository institution named below to debit to such account.

[IF FILED PUBLICLY, ACCOUNT INFO REDACTED FOR SECURITY PURPOSES]

DEPOSITORY NAME	BRANCH
CITY	STATE AND ZIP CODE
TRANSIT/ABA NUMBER	ACCOUNT NUMBER

This authority will remain in full force and effect so long as any amounts are due under the Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO ACH DEBIT AUTHORIZATION AGREEMENT]

AVEO PHARMACEUTICALS, INC.

(Borrower)(Please Print)

By:

Date:

Acknowledged and agreed to:

AGENT:

HERCULES CAPITAL, INC.

By:

Name:

Title:

LENDER:

HERCULES FUNDING III, LLC

By:

Name:

Title:

Address:

400 Hamilton Ave., Suite 310

Palo Alto, CA 94301

Facsimile: (650) 473-9194

Telephone: (650) 289-3060

Schedule 1.1

Commitments

LENDER	TERM COMMITMENT
HERCULES FUNDING III, LLC	$20,000,000.00
TOTAL COMMITMENTS	$20,000,000.00

Schedule 1A

Existing Permitted Indebtedness

1.	Master Lease Agreement, dated December 1, 2016, by and between the Company and VAR Technology Finance (the “Computer Equipment Loan”).

2.	Commercial Premium Finance Agreement, dated April 3, 2017, by and between the Company and First Insurance Funding Corp. (the “D&O Policy Finance Agreement”).

Schedule 1B

Existing Permitted Investments

1.	The accounts listed on Exhibit E of the Amended and Restated Loan and Security Agreement are incorporated by reference herein.

2.	The Subsidiaries.

Schedule 1C

Existing Permitted Liens

1.	The Computer Equipment Loan.

2.	The D&O Policy Finance Agreement.

Schedule 1D

List of Subsidiaries

Name	Jurisdiction of Formation	Location of Each Office

AVEO Pharma Limited	United Kingdom	2 Temple Back East Temple Quay Bristol, BS1 6EG United Kingdom
AVEO Securities Corporation	Massachusetts	One Broadway 14th Floor Cambridge, MA 02142

Schedule 5.5

Actions Before Governmental Authorities

1.	In re AVEO Pharmaceuticals, Inc. Securities Litigation et al., No. 1:13-cv-11157-DJC.

Schedule 5.9

Intellectual Property Claims

1.	A company seeking to use the name has challenged the “AVEO” trademark in China for non-use. The Company filed a defense with the Chinese trademark office in November 2017 (the “China Trademark Matter”).

Schedule 5.10

Intellectual Property

1.	The China Trademark Matter.

Schedule 5.11

Borrower Products

1.	The China Trademark Matter.